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                                          GENERAL MOTORS

                                          Notice of Annual Meeting
                                          of Stockholders
                                          and Proxy Statement

                        [GM LOGO]

                   Annual Meeting
                     May 20, 1994
 L. Calhoun Allen Exposition Hall
                      (Expo Hall)
           400 Clyde Fant Parkway
            Shreveport, Louisiana
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              NOT A PROXY SOLICITATION
              PRELIMINARY -- SUBJECT TO REVISION

                           GENERAL MOTORS CORPORATION
                            NOTICE OF ANNUAL MEETING

                                                                  April 11, 1994
Dear Stockholder:

     We are pleased to invite you to attend the annual meeting of General Motors stockholders which will be held at 8:30 a.m. local time on Friday, May 20, 1994 at the L. Calhoun Allen Exposition Hall (Expo Hall), 400 Clyde Fant Parkway, Shreveport, Louisiana. Captioning for the hearing impaired will be provided.

     As set forth in the attached Proxy Statement, the meeting will be held for the following purposes:

     ITEM NO. 1--to elect 14 directors;

     ITEM NO. 2--to ratify the selection of independent public accountants for the year 1994;

     ITEM NO. 3--to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock,
                $1 2/3 par value;
     ITEMS  NO.
     4 THROUGH 10--to take action upon 7 stockholder proposals;

and to act upon such other matters as may properly be brought before the meeting.

     Holders of record of Common Stock, $1 2/3 par value ("Common Stock"), Class E Common Stock, $0.10 par value ("Class E Common Stock") and Class H Common Stock, $0.10 par value ("Class H Common Stock") at the close of business on March 21, 1994 are entitled to vote at the meeting. It is requested that you read carefully the attached Proxy Statement for information on the matters to be considered and acted upon.

     In accordance with Delaware Law, a list of General Motors common stockholders entitled to vote at the 1994 annual meeting will be available for examination at the offices of General Motors Acceptance Corporation (GMAC), 6007 Financial Plaza, Shreveport, Louisiana for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., and during the annual meeting.

     The annual meeting is expected to conclude no later than 12:00 noon so that stockholders can take advantage of a "Ride and Drive" of GM's new vehicles and a tour of GM's truck facility in Shreveport, a short distance from the annual meeting location. We hope you will attend the annual meeting and, if you plan to do so, please indicate on your proxy/ voting instruction card in the space provided for that purpose the number of tickets you will need for yourself and immediate family members. Admittance card(s) in your name along with details of the day's events will be mailed to you promptly. Application for admittance may be made at the door for stockholders who do not receive tickets.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD.

                                            Cordially,

             SHARLENE A. VICKERY               JOHN F. SMITH, JR.
                  Secretary           Chief Executive Officer and President
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                               TABLE OF CONTENTS

General Information for Stockholders                                     Page
  Proxy Procedure......................................................    ii
  Proxy Statement Proposals............................................    ii
  Directors............................................................   iii
  Basis for Selection of Nominees for Directors........................   iii
  Director Compensation................................................    iv
Proxy Statement
  ITEM NO. 1--Nomination and Election of Directors.....................     2
  Information about Nominees for Directors.............................     2
  Report of the Incentive and Compensation Committee...................     9
  Executive Compensation...............................................    15

  ITEM NO. 2--   Ratification of the selection of Deloitte & Touche as
                 independent public accountants for the year 1994.....     23
  ITEM NO. 3--   Approval of amendment to Article Fourth of the
                 Certificate of Incorporation of General Motors
                 Corporation to increase the authorized shares of
                 Common Stock, $1 2/3 par value.......................     24
  ITEM NO. 4--   Stockholder proposal regarding disclosure of
                 information concerning political contributions.......     25
  ITEM NO. 5--   Stockholder proposal to provide for cumulative
                 voting...............................................     26
  ITEM NO. 6--   Stockholder proposal regarding foreign military
                 sales................................................     28
  ITEM NO. 7--   Stockholder proposal regarding dealings with China
                 and the former Soviet Union..........................     30
  ITEM NO. 8--   Stockholder proposal regarding GM's operations in
                 Mexico...............................................     32
  ITEM NO. 9--   Stockholder proposal regarding salary limits for any
                 officer..............................................     34
  ITEM NO. 10--  Stockholder proposal regarding the Chief Executive
                 Officer's compensation...............................     36
  Expenses of Solicitation............................................     37
  Other Matters.......................................................     37

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                      GENERAL INFORMATION FOR STOCKHOLDERS

PROXY PROCEDURE

     Although many of our stockholders are unable to attend the annual meeting in person, stockholders have the opportunity to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly executed, the shares represented thereby must be voted by the Proxy Committee as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors. A stockholder may vote by ballot at the annual meeting, thereby cancelling any proxy previously given.

     The Proxy Committee, composed of three executive officers of the Corporation, J. F. Smith, Jr., W. E. Hoglund and G. R. Wagoner, Jr., each of whom is authorized to act on behalf of the Committee, will vote all shares of common stocks represented by proxies signed and returned by stockholders. Proxies also authorize the Proxy Committee to vote the shares represented thereby on any matters not known at the time this Proxy Statement went to press that may properly be presented for action at the meeting.

     It is the policy of the Corporation that the stockholders be provided privacy in voting. The Corporation engages the services of an independent specialist to receive, inspect, count and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

PROXY STATEMENT PROPOSALS

     At the annual meeting each year the Board of Directors submits to stockholders its nominees for election as directors. In addition, the By-laws of the Corporation require that the selection of independent public accountants by the Audit Committee of the Board of Directors be submitted for stockholder ratification at each annual meeting. The Board of Directors also may submit other matters to the stockholders for action at the annual meeting.

     In addition to such matters presented by the Board of Directors, the stockholders may be asked to take action at the annual meeting upon one or more stockholder proposals. Occasionally, inquiries have been made as to why the Board of Directors opposes these proposals in the Proxy Statement.

     THE BOARD OF DIRECTORS DOES NOT DISAGREE WITH ALL STOCKHOLDER PROPOSALS SUBMITTED TO THE CORPORATION. WHEN THE BOARD FINDS THAT A STOCKHOLDER PROPOSAL IS CONSISTENT WITH THE BEST INTERESTS OF THE CORPORATION AND THE STOCKHOLDERS, IT NORMALLY CAN BE IMPLEMENTED WITHOUT NEED FOR A STOCKHOLDER VOTE. THE CORPORATION, OVER THE YEARS, HAS ADOPTED A NUMBER OF STOCKHOLDER PROPOSALS AND OTHER SUGGESTIONS. THUS, THE STOCKHOLDER PROPOSALS THAT APPEAR IN THE PROXY STATEMENT ARE THOSE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

     To meet the time deadline for inclusion in the Corporation's Proxy Statement for the 1995 Annual Meeting, stockholder proposals intended to be presented at that meeting must be received by General Motors on or before December 12, 1994.

                                       ii
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DIRECTORS

     The Board of Directors, which held a total of 11 meetings in 1993, is currently composed of 14 members. If all 14 nominees are elected by the stockholders at the annual meeting in May, the composition of the Board will be 12 directors whose principal occupation or employment is and has been outside General Motors and two directors who are currently officers of the Corporation.

     In addition to membership on the Board, most directors served on one or more of six Committees of the Board in 1993, covering a total of 34 memberships. The directors spend a considerable amount of time preparing for Board and Committee meetings and, in addition, are called upon for their counsel between meeting dates. In 1994, average attendance at Board and Committee meetings was 91%.

     In 1980, the Board of Directors established the Corporate Advisory Council. The Council is composed of retired non-employee directors with at least six years of service and former Chairmen and Presidents of the Corporation who act as an advisory body to both the Chairman and the Chief Executive Officer as well as other officers of the Corporation. Former non-employee director members of the Council receive annual fees of $20,000. The Council currently includes 21 individuals -- 14 former non-employee directors and seven former employee directors.

BASIS FOR SELECTION OF NOMINEES FOR DIRECTORS

     The Committee on Director Affairs of the General Motors Board of Directors has responsibility to conduct continuing studies of the size and composition of the Board and, from time to time, make recommendations as to candidates for membership.

     The Committee on Director Affairs (formerly the Nominating Committee) consists of Mr. Charles T. Fisher, III, Chairman, Mrs. Anne L. Armstrong, and Messrs. J. Willard Marriott, Jr., and John G. Smale, none of whom is or has been an employee of the Corporation. Two meetings of the Committee on Director Affairs were held in 1993.

     The Corporation's By-laws provide that each year, prior to the annual meeting of stockholders, the Committee on Director Affairs shall recommend to the Board those individuals who will constitute the nominees of the Board of Directors for the election of whom the Board will solicit proxies. As part of this process, the Committee reviews candidates recommended by stockholders of the Corporation. A stockholder who wishes to recommend an individual for Board membership may do so by writing to: Secretary, General Motors Corporation, New Center One Building, 3031 West Grand Boulevard, P.O. Box 33122, Detroit, Michigan 48232. Notice of intent to make a director nomination, or to bring before the meeting any matter other than a stockholder proposal submitted pursuant to Securities and Exchange Commission Rule 14a-8, must be received by the Secretary of the Corporation not more than 180 days and not less than 120 days in advance of the annual meeting. For the 1995 Annual Meeting, the applicable time period is November 27, 1994 through January 26, 1995.

     In considering potential new directors, the Committee on Director Affairs reviews individuals from various disciplines and backgrounds. Among the qualifications considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; and an appreciation of
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the relationship that a large industrial corporation must maintain with the changing needs of society. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board's attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board of Directors and one or more of its Committees.

     A majority of the nominees of the Board of Directors identified herein consists of individuals who, as of the date of their selection as nominees, have been determined by the Board of Directors to be Independent Directors as the term "Independent Director" is defined under Section 2.12 of the Corporation's By-laws, entitled "Independent Directors." (A copy of that By-law, adopted on January 7, 1991, is available to stockholders from the Secretary upon written request.) Generally, the By-law provides that individuals are "Independent Directors" if neither they nor their immediate relatives are or have been employed by the Corporation or a subsidiary in an executive capacity within the five years preceding the next Annual Meeting, and have no significant direct or indirect business relationships with the Corporation or its subsidiaries.

     An extensive review is also made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might prevent service on the Board of Directors. In making its selection, the Board of Directors bears in mind that the foremost responsibility of a GM director is to represent the interests of the stockholders as a whole.

DIRECTOR COMPENSATION

     Each non-employee director receives an annual retainer of $26,000 for Board service and an attendance fee of $1,000 for each Board meeting attended. In addition, except as noted below, non-employee directors receive annual retainers of $12,000 for service on each of the six Committees of the Board: the Audit, Capital Stock, Finance, Incentive and Compensation, Director Affairs, and Public Policy Committees. Non-employee directors also receive a $1,000 per diem fee for special services and assignments requiring their attendance outside the scope of normal Board and Committee activities.

     Mr. John G. Smale serves as an ex-officio member of each of the Committees of the Board. Mr. Smale is being compensated on an annual basis as Chairman of the Board in the amount of $300,000 and is not compensated for Committee service as an ex-officio member. The Chairman of each of the six Board Committees receives an additional annual retainer of $2,000.

     Under a plan adopted by the Board in 1982, non-employee directors have the opportunity to make an irrevocable election, prior to the commencement of any year, to defer receipt of all or a portion of their compensation. At the option of the director, amounts deferred are credited with annual interest, at the average pre-tax yield on the Corporation's U.S. cash portfolio, or converted into units of General Motors common stocks to be credited with dividend equivalents in the form of additional stock units. Distribution of amounts accumulated is not available until after termination of service on the Board.

     Non-employee directors of the Corporation are not eligible to participate in the Incentive Program, Savings-Stock Purchase Program or the Retirement Program.

     Employee directors of the Corporation are not paid any fees or remuneration, as such, for service on the Board or on any Board Committee.

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                           GENERAL MOTORS CORPORATION
                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153

   PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1994

     This Proxy Statement is furnished to stockholders of General Motors Corporation in connection with the solicitation, by order of the Board of Directors of General Motors Corporation, of proxies to be used at the annual meeting of stockholders of the Corporation. The accompanying form of proxy represents your holdings of Common Stock, Class E Common Stock and Class H Common Stock in the registered account name shown on the proxy. It is expected that this Proxy Statement and enclosed form of proxy will be mailed commencing Monday, April 11, 1994, to each stockholder entitled to vote.

     After the enclosed form of proxy is duly executed and returned, a stockholder may nevertheless revoke it at any time to the extent it has not been exercised, by return of a duly executed written notice of revocation or by return of a duly executed subsequent proxy or by voting at the annual meeting. The shares represented by the proxy will be voted unless the proxy is received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for election of the Board of Directors, or any of them, and to indicate whether the stockholder wishes to vote for or against, or abstain from voting upon, each of the nine proposals.

     If a stockholder is a participant in the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States, the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States, the General Motors Canadian Savings-Stock Purchase Program, the EDS Stock Purchase Plan, the EDS Deferred Compensation Plan, the EDS Stock Incentive Plan, the Hughes Aircraft Company Salaried Employees' Thrift and Savings Plan, the Hughes Aircraft Company Tucson Bargaining Employees' Thrift and Savings Plan, the Hughes Aircraft Company California Hourly Employees' Thrift and Savings Plan, the Hughes Thrift and Savings Plan, the Saturn Individual Savings Plan for Union-Represented Employees, the Saturn Personal Choices Savings Plan for Non-Represented Employees or the GMAC Mortgage Corporation Savings Incentive Plan, the proxy card will also serve as a voting instruction for the trustees, plan committees or independent fiduciaries of those plans where all registrations are identical. With the exception of the EDS Deferred Compensation Plan, shares in these plans cannot be voted unless the card is signed and returned. If voting instructions are not received for shares in the EDS Deferred Compensation Plan, those shares will be voted by the Trustee, Plan Committee or Independent Fiduciary in the same proportion as the shares in the plan for which voting instructions are received.

     If a stockholder participates in any of these plans or maintains other accounts under a different name (e.g., with and without a middle initial), the stockholder may receive more than one set of proxy materials. To insure that all shares are voted, the stockholder must sign and return every proxy card received.

     Brokers, dealers, banks, voting trustees, and their nominees who desire a supply of the Corporation's proxy soliciting material for transmittal by them to beneficial owners should write to General Motors Corporation, c/o Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, NY 10022-4799.

     The Board of Directors fixed March 21, 1994 as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had outstanding and entitled to vote 727,834,526 shares of Common Stock,

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259,280,571 shares of Class E Common Stock and 90,994,326 shares of Class H
Common Stock. Each such share of Common Stock entitles the holder to one vote, each such share of Class E Common Stock entitles the holder to one-eighth vote and each such share of Class H Common Stock entitles the holder to one-half vote. With the exception of the election of directors which requires a plurality of the votes cast, or as otherwise noted, the affirmative vote of the holders of a majority of the voting power of the common stocks represented at the meeting is required for approval of each proposal presented in this Proxy Statement. With respect to abstentions, the shares are considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes, the shares are not considered present at the meeting for the particular proposal for which the broker withheld authority.

                                   ITEM NO. 1
                      Nomination and Election of Directors

     It is intended that the shares represented by the enclosed proxy will be voted, unless such authority is withheld, for the election of the 14 nominees for directors named in the following section. The term of office of each director will be until the next annual election of directors and until a successor is elected and qualified or until the director's earlier resignation or removal. In the event that any nominees for directors should become unavailable, which is not anticipated, the Board of Directors may provide by resolution for a lesser number of directors or designate substitute nominees, who would receive the votes of the Proxy Committee.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

     The following information with respect to principal occupation or employment and name of the corporation or other organization in which such occupation or employment is carried on and in regard to other affiliations and to shares of Common Stock, Class E Common Stock and Class H Common Stock deemed beneficially owned at February 28, 1994 under a rule of the Securities and Exchange Commission has been furnished to the Corporation by the nominees for directors. In addition to the affiliations mentioned on the following pages, the nominees are active in many local and national cultural, charitable, professional and trade organizations.

PICTURE OF
 ANNE L.
ARMSTRONG
               ANNE L. ARMSTRONG, 66, Chairman, Board of Trustees, Center for Strategic and International Studies; former Chairman of the President's Foreign Intelligence Advisory Board and former Ambassador to Great Britain; Joined General Motors Corporation Board in 1977, member of Audit Committee, Incentive and Compensation Committee and Committee on Director Affairs; Director of Boise Cascade Corporation, American Express Company, Glaxo Holdings and Halliburton Company; Member of the Council on Foreign Relations and Board of Overseers Hoover Institution; Citizen Regent, Board of Regents of the Smithsonian Institution.

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PICTURE OF
JOHN H. BRYAN
               JOHN H. BRYAN, 57, Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago; Joined General Motors Corporation Board in 1993, member of Capital Stock Committee and Incentive and Compensation Committee; Director of Amoco Corporation, First Chicago Corporation and its subsidiary, First National Bank of Chicago; Member of The Business Roundtable and The Business Council; Trustee of the University of Chicago, Rush-Presbyterian-St. Luke's Medical Center, and the Committee for Economic Development.
PICTURE OF
 THOMAS E.
 EVERHART
               THOMAS E. EVERHART, 62, President and Professor of Electrical Engineering and Applied Physics, California Institute of Technology, Pasadena; Former Chancellor of University of Illinois, Urbana-Champaign; Joined General Motors Corporation Board in 1989, Chairman, Public Policy Committee, member of Audit Committee; Director of Hewlett-Packard Corporation, Corporation for National Research Initiatives, Community Television of Southern California (KCET); Member of National Academy of Engineering Council and Executive Committee; Vice Chairman, Council on Competitiveness; Former Chairman of General Motors Science Advisory Committee.
PICTURE OF
 CHARLES T.
FISHER, III
               CHARLES T. FISHER, III, 64, Retired Chairman and President and currently director of NBD Bancorp, Inc. and its subsidiary NBD Bank, N.A., Detroit; Joined General Motors Corporation Board in 1972, Chairman of Committee on Director Affairs, member of Finance Committee and Incentive and Compensation Committee; Director of AMR Corporation and its subsidiary American Airlines, Inc. and Detroit Medical Center.
PICTURE OF
WILLIAM E.
 HOGLUND
               WILLIAM E. HOGLUND, 59, Executive Vice President, Corporate Affairs and Staff Support Group since November 2, 1992, Executive Vice President and Chief Financial Officer (April-November 1992), Executive Vice President, Automotive Components Group, Power Products and Defense, Service Parts Operations (1988-1992); Joined General Motors Corporation in 1958 and its Board in 1992; Director of Standard Federal Bank, Detroit Diesel Corporation and Mead Corporation; Member of the President's Council on Sustainable Development, the University of Michigan Graduate School of Business Administration Visiting Committee, the Board of Directors of Detroit Renaissance, the Board of Trustees of William Beaumont Hospital and the Skillman Foundation.

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 PICTURE OF
 J. WILLARD
MARRIOTT, JR.
               J. WILLARD MARRIOTT, JR., 62, Chairman, President and Chief Executive Officer, Marriott International, Inc., Washington, D.C., since October 1993; Chairman, President and Chief Executive Officer, Marriott Corporation (1985-1993); Joined General Motors Corporation Board in 1989, member of Committee on Director Affairs and Public Policy Committee; Director of Outboard Marine Corporation and Host Marriott Corporation (formerly, Marriott Corporation); Member of The Business Roundtable, The Business Council and The Conference Board; Director of the U.S.-Russian Business Council; Member of Board of Trustees of National Geographic Society and the Mayo Foundation.
PICTURE OF
  ANN D.
MCLAUGHLIN
               ANN D. MCLAUGHLIN, 52, Former U.S. Secretary of Labor (1987-1989); President, Federal City Council, Washington, D.C.; Joined General Motors Corporation Board in 1990, member of Capital Stock Committee and Public Policy Committee; Director of AMR Corporation and its subsidiary American Airlines, Inc., Kellogg Company, Nordstrom, Inc., Union Camp Corporation, Host Marriott Corporation (formerly Marriott Corporation); Potomac Electric Power Company and Vulcan Materials Company; Vice Chairman, The Aspen Institute; Trustee of The Public Agenda Foundation and The Conservation Fund; Board of Overseers, Wharton School of Business, University of Pennsylvania.
PICTURE OF
 PAUL H.
 O'NEILL
               PAUL H. O'NEILL, 58, Chairman and Chief Executive Officer, Aluminum Company of America (ALCOA), Pittsburgh, Pennsylvania; Joined General Motors Corporation Board in 1993, member of Audit Committee and Capital Stock Committee; Director of Gerald
               R. Ford Foundation and Manpower Demonstration Research Corporation; Member of The Business Roundtable, The Business Council and The Conference Board; Trustee of The RAND Corporation.
PICTURE OF
 EDMUND T.
PRATT, JR.
               EDMUND T. PRATT, JR., 67, Chairman Emeritus and currently director of Pfizer Inc., New York; Joined General Motors Corporation Board in 1977, Chairman of Incentive and Compensation Committee and member of Committee on Director Affairs; Director of Chase Manhattan Corporation and its subsidiary Chase Manhattan Bank, N.A., International Paper Company, Minerals Technologies Inc. and Celgene Corporation; Member of The Business Council.

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PICTURE OF
JOHN G. SMALE
               JOHN G. SMALE, 66, Chairman, General Motors Corporation since November 2, 1992; Retired Chairman and Chief Executive of The Procter & Gamble Company, Cincinnati; currently Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company; Joined General Motors Corporation Board in 1982; Ex-officio member of Audit Committee, Capital Stock Committee, Finance Committee, Incentive and Compensation Com-mittee, Committee on Director Affairs and Public Policy Committee; Chairman of the Board of Berol Corporation; Director of J. P. Morgan & Co. Incorporated and its subsidiary Morgan Guaranty Trust Company of New York; Member of the Executive Committee of The Business Council and Board of Governors; Vice Chairman, The Nature Conservancy; Emeritus Trustee of Kenyon College.
PICTURE OF
JOHN F.
SMITH, JR.
               JOHN F. SMITH, JR., 56, Chief Executive Officer and President of General Motors Corporation since November 2, 1992, President (April-November 1992), Vice Chairman, Board of Directors (1990-1992), Executive Vice President, International Operations (1988-1990), President of General Motors Europe (1987-1988), member of the Finance Committee; Joined General Motors Corporation in 1961 and its Board in 1990; Member of The Business Roundtable, The Business Council, U.S.-Japan Business Council and the Chancellor's Executive Committee of the Univer-sity of Massachusetts.
PICTURE OF
LOUIS W.
SULLIVAN
               LOUIS W. SULLIVAN, 60, President, Morehouse School of Medicine, Atlanta, Georgia, since January 21, 1993; U.S. Secretary of Health and Human Services (1989-1993); Joined General Motors Corporation Board in 1993, member of Audit Committee and Public Policy Committee; Director of Georgia Pacific, 3M Corporation, Household International Inc., CIGNA Corporation and Bristol-Myers Squibb Company.
PICTURE OF
  DENNIS
WEATHERSTONE
               DENNIS WEATHERSTONE, 63, Chairman, J. P. Morgan & Co. Incorporated and its subsidiary Morgan Guaranty Trust Company of New York since January 1, 1990, former President; Joined General Motors Corporation Board in 1986, Chairman of the Audit Committee, member of Capital Stock Committee and Public Policy Committee; Director of Merck & Co., Inc. and the Institute for International Economics; President, The International Monetary Conference; Member of The Business Roundtable; Vice Chairman, The Business Council; Member of the Council on Foreign Relations; President of the Royal College of Surgeons Foundation, Inc., New York; Trustee of the Economic Club of New York.

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PICTURE OF
 THOMAS H.
  WYMAN
               THOMAS H. WYMAN, 64, Chairman, S.G. Warburg & Co. Inc., New York, and Vice Chairman, S. G. Warburg plc and former Chairman, President and Chief Executive Officer, CBS Inc., New York; Joined General Motors Corporation Board in 1985, Chairman of Capital Stock Committee and Finance Committee, member of Audit Committee and Incentive and Compensation Committee; Director of American Telephone and Telegraph Company, ZENECA PLC; United Biscuits (Holdings) plc; Member of The Business Council and the Council on Foreign Relations; Trustee of The Ford Foundation, Trustee Emeritus of Amherst College and of The Aspen Institute.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 1994, beneficial ownership of all classes of common stock of the Corporation for each current nominee for Director, each Named Executive Officer and by all current directors and officers of the Corporation as a group. Each of the individuals/groups listed below is the owner of less than one percent of the outstanding shares and voting power of each class of common stock of the Corporation, except that The Howard Hughes Medical Institute, owns 23.4% of the outstanding Class H shares (1.3% of the combined voting power of the Common Stock, Class E Common Stock and Class H Common Stock, respectively), and the General Motors Hourly-Rate Employees Pension Plan and the General Motors Retirement Program for Salaried Employees own 10.4% of the outstanding shares and voting power of the Class E Common Stock (0.4% of the combined voting power of the Common Stock, Class E Common Stock and Class H Common Stock). Except as otherwise may be noted in the footnotes, each individual has sole voting and investment power with respect to the shares listed and the totals of shares beneficially owned by the individual nominees and all directors and officers as a group do not include any shares of Common Stock, Class E Common Stock and Class H Common Stock held by the pension and profit sharing plans or endowment funds of other corporations, and educational and charitable institutions of which various directors and officers serve as directors or trustees.

                                                             Shares          Deferred                         Stock
          Directors                  Class Of Stock          Owned         Stock Units         Total        Options(a)
- ------------------------------    ---------------------    ----------     --------------     ----------     ----------
A. L. Armstrong (b)...........    Common Stock                  1,500          8,037              9,537         --
                                  Class E Common Stock            112          3,039              3,151         --
                                  Class H Common Stock             48          1,268              1,316         --
J. H. Bryan (b)...............    Common Stock                  2,000            614              2,614         --
T. E. Everhart (b)(c).........    Common Stock                    400          2,204              2,604         --
                                  Class E Common Stock             --          3,388              3,388         --
                                  Class H Common Stock             --            333                333         --
C. T. Fisher, III (b)(d)......    Common Stock                 14,766          1,761             16,527         --
                                  Class E Common Stock            224          1,236              1,460         --
                                  Class H Common Stock             58            749                807         --

                                                             Shares          Deferred                         Stock
          Directors                  Class Of Stock          Owned         Stock Units         Total        Options(a)
- ------------------------------    ---------------------    ----------     --------------     ----------     ----------
W. E. Hoglund (a)(e)(f).......    Common Stock                 20,570          4,682             25,252        212,200
                                  Class E Common Stock         21,509             39             21,548         --
                                  Class H Common Stock            859             41                900         --
J. W. Marriott, Jr............    Common Stock                  1,000         --                  1,000         --
A. D. McLaughlin (b)..........    Common Stock                    850            297              1,147         --
                                  Class E Common Stock             --            220                220         --
                                  Class H Common Stock             --            203                203         --
P. H. O'Neill.................    Common Stock                  1,000         --                  1,000         --
E. T. Pratt, Jr. (b)..........    Common Stock                    200         10,003             10,203         --
                                  Class E Common Stock             40         12,761             12,801         --
                                  Class H Common Stock             10          8,678              8,688         --
J. G. Smale...................    Common Stock                 11,000         --                 11,000         --
                                  Class E Common Stock            200         --                    200         --
                                  Class H Common Stock             50         --                     50         --
J. F. Smith, Jr. (a)(f).......    Common Stock                 36,299          3,702             40,001        242,104
                                  Class E Common Stock         21,690         --                 21,690         --
                                  Class H Common Stock         16,394              2             16,396         --
L. W. Sullivan................    Common Stock                    100         --                    100         --
D. Weatherstone (b)(g)........    Common Stock                  6,000          5,036             11,036         --
                                  Class E Common Stock             --          6,200              6,200         --
T. H. Wyman (b)...............    Common Stock                  1,000            320              1,320         --
                                  Class E Common Stock            500            102                602         --
                                  Class H Common Stock            250             94                344         --

    Other Named Executives
- ------------------------------
L. R. Hughes (a)(f)...........    Common Stock                 13,367            446             13,813         63,379
                                  Class E Common Stock         13,098         --                 13,098         --
                                  Class H Common Stock          6,790         --                  6,790         --
H. J. Pearce (a)(f)...........    Common Stock                  3,313          1,751              5,064         65,305
                                  Class E Common Stock          2,041         --                  2,041          6,500
                                  Class H Common Stock         12,250         --                 12,250         --
G. R. Wagoner, Jr. (a)(f).....    Common Stock                  6,410            140              6,550         54,290
                                  Class E Common Stock          6,823         --                  6,823         --
                                  Class H Common Stock          3,070         --                  3,070         --

                                                             Shares          Deferred                         Stock
            Other                    Class Of Stock          Owned         Stock Units         Total        Options(a)
- ------------------------------    ---------------------    ----------     --------------     ----------     ----------
All directors and officers....    Common Stock                473,125         53,589            526,714      2,505,265
of the Corporation as a           Class E Common Stock        240,045         26,985            267,030         --
group(f)                          Class H Common Stock        102,191         11,394            113,585         --
Howard Hughes Medical.........    Class H Common Stock     21,293,600         --             21,293,600         --
Institute
4000 Jones Bridge Road
Chevy Chase, MD 20815
General Motors Hourly-Rate....    Class E Common Stock     26,847,488         --             26,847,448         --
Employees Pension Plan
and the General Motors
Retirement Program for
Salaried Employees
3044 West Grand Blvd.
Detroit, MI 48202

(a) Common Stock that may be acquired within 60 days through exercise of stock options; additional information regarding stock options is provided on pages 16 and 17.

(b) Deferred stock units -- under a plan adopted by the Board of Directors in 1982, non-employee directors only may elect to defer receipt of all or a portion of their compensation by converting amounts deferred into units of General Motors common stocks. These stock units are credited with dividend equivalents in the form of additional stock units. Distribution of amounts deferred is not available until after termination of service on the Board and will be paid in cash based on the number of stock units and the market price of the shares at the time of payment.

(c) Does not include 66,800 shares of Common Stock, 8,120 shares of Class E Common Stock and 23,336 shares of Class H Common Stock held in the endowment fund of the California Institute of Technology, or the Beckman Foundation Equity Index portfolio and the COZAD Beckman Foundation portfolio which it oversees. Dr. Everhart is a member of the Institute's 11-member Investment Committee which has the power to acquire or dispose of the financial investments of the Institute.

(d) Includes 11,378 shares of Common Stock held in a trust of which Mr. Fisher is a co-trustee and in which he, among other family members, has a residuary interest; 1,688 shares of Common Stock held in two trusts in which Mr. Fisher has a one-seventh remainderman interest; and 500 shares of Common Stock held in one trust of which Mr. Fisher is a co-trustee and the beneficiary is a relative of Mr. Fisher.

(e) Includes a total of 5,056 shares of Common Stock held by a family member.

(f) "Shares Owned" includes shares credited under the General Motors Savings-Stock Purchase Program. Under this program, participants may contribute up to 15% of eligible salary, subject to maximum limits established by the Internal Revenue Code. "Deferred Stock Units" include shares under the General Motors Benefit Equalization Plan. This Plan is a non-qualified "excess benefit" plan that is exempt from ERISA and the Internal Revenue Code limitations, and provides executives with the full GM matching contribution without regard to such limitations. Amounts credited under the Plan are maintained in shares of the Corporation's Common Stock. Upon termination of employment, all amounts in the executive's account will be paid in cash.

(g) Mr. Weatherstone is Chairman of J. P. Morgan & Co. Incorporated. From time to time, J. P. Morgan & Co. Incorporated provides investment banking services to General Motors Corporation.

     Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified monthly and annual due dates, their initial ownership in any class of the Corporation's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors, certain officers and each beneficial owner of more than ten percent of any class of the Corporation's common stocks satisfied such filing requirements in full, except for Guy D. Briggs, John O. Grettenberger and Richard G. LeFauve who each inadvertently filed one monthly report relating to one transaction after the due date. These individuals are officers of the Corporation. In addition, Jose Ignacio Lopez de Arriortua, a former officer of General Motors, filed one monthly report relating to three transactions after the due date. The foregoing is based upon reports furnished to the Corporation and written representations and information provided to the Corporation by the persons required to make such filings.

               REPORT OF THE INCENTIVE AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The compensation of the Chief Executive Officer (CEO) and other four Named Executive Officers, all of whom comprise the Corporation's senior leadership group known as the President's Council, as well as the Corporation's other senior executives -- at GM and all subsidiaries -- is determined by the Incentive and Compensation Committee ("the Committee") of the Board of Directors. The Committee, which also has oversight of the incentive compensation plans and benefit programs for all GM executive employees, is a standing committee of the Board of Directors. It is comprised entirely of independent Directors and met 10 times in 1993. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers. Further, there are no interlocks between the members of the Committee and any executive officer.

COMPENSATION PHILOSOPHY

     General Motors' executive compensation program is premised on the belief that the interests of executives should be closely aligned with those of GM's stockholders. Based on this philosophy, a meaningful portion of each executive's total compensation is placed at-risk and linked to the accomplishment of specific results which will lead to the creation of value for the Corporation's stockholders in both the short-and long-term. Under this pay-for-performance orientation:

     * executives are motivated to improve the overall performance and profitability of the Corporation, as well as the business sector to which each is assigned, and rewarded only when specific, measurable results have been achieved;

     * accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive's individual performance and contribution;

     * most incentive awards are denominated and/or paid in GM common stocks to further reinforce the linkage of executives' interests with those of stockholders; and

     * a highly competitive level of compensation can be earned in years of strong performance to ensure the Corporation attracts and retains the leadership talent needed to successfully maintain and grow its businesses; conversely, in years of below average performance, an executive's compensation is below competitive benchmarks.

     Stock Ownership Guidelines -- To further underscore the importance of linking executive and stockholder interests, in 1993 the Committee established formal stock ownership guidelines for the President's Council members, as well as other Corporate Officers and select senior executives (approximately the top 65 executives). Under the guidelines, the CEO is required to hold GM common stocks with a minimum aggregate value equivalent to two times his salary. For the balance of the executives covered by the guidelines, the minimum aggregate market value of their individual holdings must be equivalent to their respective salary. Ownership of all three classes of common stocks will be considered toward compliance with the guidelines. As of February 28, 1994, all President's Council members met or exceeded their respective guideline level. While formal guidelines have not been established for the balance of the executive group, the importance of stock ownership is reinforced through plan design and in communications to these executives.

     Compensation Deductibility Policy -- While the Committee believes the regulation to be discriminatory toward the stockholders of publicly-held corporations, based on a review of the proposed regulations and subject to review of the final regulations, in order to preserve the deductibility of performance-based compensation in excess of $1 million to each President's Council member, the Corporation will seek to comply with section 162(m) of the Internal Revenue Code to the extent such compliance is practicable and in the best interests of the Corporation and its stockholders.

COMPENSATION PLAN

     In carrying out its responsibilities, the Committee annually reviews the executive compensation programs and policies of the Corporation's domestic competitors and, to the extent practicable, leading foreign automotive manufacturers. In view of the limited number of industry competitors and in recognition of the fact that the competitive labor market for GM's executives is broader than the automotive industry, compensation levels and policies are also benchmarked against a group of very large manufacturing companies [some of which are included in Standard and Poor's (S&P) 500 Composite Stock index] worldwide to ensure that GM's plans and practices are competitive and appropriate in the context of its performance and compensation philosophy. For reference, the performance of GM $1 2/3 Common Stock relative to the common stocks of Ford and Chrysler and the S&P 500 index is provided at the conclusion of the compensation disclosure section starting on page 20.

     Market data are obtained from this comparator group of companies through annual surveys. In addition, compensation program design/practice data are regularly solicited from various compensation consultants to assist the Committee in its evaluation of competitive pay levels and program trends. These data, in addition to its interpretation of the compensation philosophy discussed above, serve as the basis for the Committee's development and periodic adjustment of the total compensation structure (e.g., relative size of each element of the total compensation package and mix of fixed to variable, or at-risk, compensation) for executives.

     The Committee does take into account GM's performance relative to the comparator group in evaluating competitive data and establishing targets for each element of an executive's total compensation. For example, in view of the cyclical nature of the automotive industry and corresponding impact of this volatility on a GM executive's compensation, last year the Committee revised the executive compensation structure to bring the portion of at-risk pay to a level approximating the survey group average in order to ensure that the Corporation was better positioned to provide a more competitive level of fixed compensation which would, thereby, enable it to retain critically-skilled executive talent.

     As discussed below, aside from benefits (which will be reviewed as required in the tables following this report), a GM executive's total compensation package is comprised of four components: (1) base salary; (2) annual incentives;
(3) stock options and (4) other long-term incentives.

     Base Salary -- Under the revised compensation structure, base salaries are targeted to be in the upper end of the third quartile of the salaries paid to comparable positions at the comparator group (fourth quartile being the highest), on a size adjusted basis. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as the executive's scope of responsibility, current performance, maturity in position, future potential and overall competitive positioning relative to comparable positions at other companies.

     In line with the Committee's decision to alter the Corporation's base salary target and reflecting its evaluation of the CEO and other President's Council members' outstanding individual and collective performance, each executive's base salary was adjusted in 1993. Factors the Committee considered in its evaluation of the group as a team and each executive independently included their success in focusing the organization on the urgent need to meet budget and business plan commitments, significant improvements in cash flow and cost reduction efforts, organizational restructuring, rationalization of capital expenditures, improvements in the business planning process and implementation of a team-oriented management approach. The Committee also carefully considered the scope of each executive's responsibilities relative to comparable positions at survey companies in adjusting their salaries.

     These salary increases were also provided in part as consideration for each President's Council member signing a non-compete agreement barring him from working for an automotive competitor for a period of three years from the date of the salary adjustment. In view of the turnaround momentum the newly appointed President's Council members had established so quickly after assuming their positions, the Committee believed that it was in GM stockholders' best interests to ensure continuity in the Corporation's senior leadership group during this critical period. Aside from these agreements, the Corporation has no contractual or other arrangements with these, or any other, executive officers.

     Annual Incentives -- Annual incentives are granted under the Amended 1987 Stock Incentive Plan (SIP) which was approved by stockholders at the 1992 Annual Meeting. To further reinforce accountability at all levels within the executive group and to enhance the overall motivational value of the plan, there are two separate annual incentive award components -- one based exclusively on Corporate results and the other strictly on the performance of the business sector to which the executive is assigned. The apportionment of an executive's annual incentive award between the two components varies by level of responsibility. In view of their Corporate-wide responsibility, the annual incentive award opportunity for all President's Council members, including the CEO, is based exclusively on GM's overall performance.

     For 1993, reflecting the urgent need to significantly improve the Corporation's financial results, the payment of either a Corporate or sector award was triggered solely on the achievement of predetermined profitability goals. For the Corporate component, the goal was expressed in terms of net income attributable to GM $1 2/3 Common Stock. Profitability goals for the various sectors were generally based on operating profit, with the exception of the goal for the North American Operations (NAO) sector which, in line with its turnaround plan, was measured on an earnings before interest, taxes and non-cash health care expenses basis. Profitability goals for both award components were derived from the Corporation's budget and business plan for the year and, based on Management's input, the Committee used its discretion in setting the specific profitability targets for the Corporate component and each sector.

     In addition to establishing a targeted performance level for both award components, the Committee also identifies threshold or minimum performance levels which must be achieved before awards for either component are granted. The size of awards granted is, accordingly, scaled to the actual level of performance achieved. In establishing this payout range, the Committee assesses the relative degree of stretch necessary to achieve the target objective and reviews past and projected budgeted performance levels and external marketplace conditions (e.g., economic outlook, projected size of automotive industry volumes by market, expected market share projections). There is no specified weight assigned to these factors; the Committee uses its judgment based on these considerations in establishing the payout range.

     In the event Corporate or sector profitability is sufficient to generate the payout of awards, performance relative to industry peers in areas such as quality, customer satisfaction, market share/penetration, cost performance, return on net assets and year-to-year earnings growth may also be considered by the Committee in its determination of the appropriate payout level. If considered, the Committee's weighting of each of these factors varies on the basis of its judgment of the Corporation's or a specific sector's aggregate relative results in the context of specific business conditions for that year. In addition to a peer adjustment, the amount of both award components may also be adjusted upwards or downwards to reflect each executive's individual performance, potential and relative contribution.

     Awards are denominated in restricted stock units of one or more classes of GM common stocks at the time of award and, to encourage retention of key executive talent, are paid out in up to three installments (i.e., awards granted for 1993 results would be paid out in 1994, 1995, and 1996). The Committee believes the use of installment delivery motivates executives to focus on continued stockholder value creation in that the ultimate value of their final awards is dependent on fluctuations in the stocks' prices over the vesting period. Installment delivery also serves as a retention incentive since unvested award installments are forfeited in the event an executive terminates employment without the Committee's consent.

     While the Corporation's overall results were substantially in excess of 1992 results and the 1993 profitability goals established by the Committee, no annual awards were granted for Corporate results to any executive, including the CEO and other members of the President's Council. The Committee did grant sector awards to executives at select overseas units which posted strong financial results relative to their respective operating profit targets. Despite the fact that the price of GM $1 2/3 Common Stock increased by 70% from the prior year-end, Management believed Corporate awards should not be granted until the executive group achieves sustained profitability and better positions the Corporation to grow its core automotive business. The Committee supported this recommendation and noted 1993 results indicated that this momentum is underway. While it is competitive practice for a company to pay for "turnaround" results, the Committee believes this decision to adhere to a more rigorous standard in paying incentive awards underscores GM's commitment to its pay-for-performance philosophy and focus on stockholders' interests.

     Stock Options -- Like annual incentives, stock options are also granted under the provisions of the Amended 1987 SIP. Stock options are granted to reinforce the importance of improving stockholder value over the long-term, and to encourage and facilitate executive stock ownership. Stock options are granted at 100% of the fair market value of the stock on the date of grant to ensure the executives can only be rewarded for appreciation in the price of GM common stocks when the Corporation's stockholders are similarly benefited. While all executives are eligible to receive stock options, participation in each annual grant, as well as the size of the grants each participating executive receives, are contingent on the executive's performance and future potential.

     Option grant levels, as with each element of an executive's compensation package, are determined on the basis of the total compensation structure developed by the Committee. Under this structure, target option grants are positioned at a level which generally equates to the average grant levels awarded to executives in comparable positions in the comparator group.

     The 1993 option grants to the CEO and other President's Council members were based on the revised total compensation structure developed by the Committee for these executives at the time of their appointments to their current positions on November 1, 1992. Reflecting their significant promotions, their 1993 grants were larger than their respective previous year grants. Their grants are positioned at a level which, in conjunction with their target Performance Achievement Awards (which are detailed starting on page 17 and discussed in the following section of this report), approximates the average value of the long-term incentives paid to comparable positions at survey companies, on a size adjusted basis. As grant size is predicated on a total annual compensation target, the Committee did not consider the number of option shares each executive had been previously granted in determining the size of the grants to the President's Council members or any other executives.

     In view of his oversight responsibility for Electronic Data Systems and GM Hughes Electronics Corporation, the Committee determined that the grant for Mr. Pearce would be denominated in all three classes of GM common stocks, as detailed starting on page 15. Grants to all other executives, including the other President's Council members, were denominated exclusively in GM $1 2/3 Common Stock.

     Other Long-Term Incentives -- In contrast to stock options, which reward executives for stockholder value creation as measured by improvement in the prices of GM common stocks, the Performance Achievement Plan (PAP) is intended to focus executives on the accomplishment of key long-term strategic objectives which require more than one year to complete. This Plan was most recently approved by stockholders at the 1992 Annual Meeting. Participation in the plan is generally restricted to those in positions of major responsibility (approximately the top 450 executives).

     Target PAP awards are typically made annually and payout is contingent on the achievement of a predetermined targeted level of consolidated net income over a three-year plan period, as outlined in the Corporation's strategic business plans for the award period. The percentage of each target award, if any, that eventually is distributed to participants is determined by the Committee based on the actual level of performance achieved over the award period versus the targeted goal. No awards are paid for cumulative performance below a predetermined threshold level and final awards are capped at 200% of target for performance in excess of a predetermined maximum level.

     The Committee has the discretion to elect to adjust the final award payout from the level dictated by the actual performance achieved over the period if, in its judgment, events have occurred (e.g., significant changes in accounting practices) which have altered the basis upon which the performance goals were established. As reference, the Committee did reset the performance targets for all outstanding grants covering the 1991 and 1992 calendar years to exclude charges related to special items such as FASB 106 (Accounting for Other Post-Employment Benefits). These adjustments did not result in improving the performance to a level sufficient to generate a payout for any grant with a performance period expiring during the time frame covered by the Summary Compensation Table (e.g., 1991 to 1993) on page 15.

     The 1993 PAP target awards cover the three-year period 1993-1995. The size of the target awards for the CEO and the other members of the President's Council were developed in line with the methodology discussed in the previous section on stock options. These awards were denominated in cash but, if earned, will be paid out in all three classes of GM common stocks. To reinforce executive stock ownership, the payment of any final awards is subject to a mandatory vesting schedule of up to four installments, dependent on a participant's level of responsibility and the size of the final award. For members of the President's Council, a portion of any final award will be deferred in stock until retirement.

     Payment of any awards relating to the 1993 PAP grant will be based on the achievement of a predetermined level of earnings attributable to GM $1 2/3 Common Stock established by the Committee. Similar to the approach used in setting annual incentive award performance objectives, the Committee also considered the business outlook (e.g., projected auto industry sales volumes, economic outlook, anticipated competitive challenges) as set forth in the Corporation's strategic business plan for the performance period, as well as the corresponding return on equity levels different earnings projections equate to in setting the threshold, target and maximum net income levels. On the basis of this analysis, the Committee used its discretion in establishing the performance target and payout range and did not follow a predetermined methodology or assign weights to the specific factors outlined above.

     With respect to payment of PAP final awards, the actual cumulative net income realized for the 1990-1993 performance period was below the threshold level established by the Committee and, therefore, no final awards were paid to any plan participant, including the CEO and the other members of the President's Council, related to that performance period. Including the 1990-1993 grant, no PAP awards have been paid to any participant for the last three years.

                                       INCENTIVE AND COMPENSATION COMMITTEE
                                         Edmund T. Pratt, Jr., Chairman
                                         Anne L. Armstrong
                                         John H. Bryan
                                         Charles T. Fisher, III
                                         John G. Smale
                                         Thomas H. Wyman

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE
     The following table sets forth information in respect to the compensation of the Chief Executive Officer and each of the other four most highly compensated named executive officers of General Motors Corporation (all of whom constitute the "President's Council") for services in all capacities while a named executive officer of the Corporation during 1991, 1992 and 1993.

                                                                            Long-Term Compensation
                                                                           -------------------------
                                                                              Awards        Payouts
                                                                              ------        -------
                                                Annual Compensation           $1 2/3       Long-Term     All Other
          Name and                         -----------------------------       Stock       Incentive      Compen-
     Principal Position          Year         Salary         Bonus(1)         Options     Payouts(2)     sation(3)
- -----------------------------  ---------   -------------   -------------    -----------   -----------   -----------
                                                 $               $           # Shares         $             $
J. F. Smith, Jr.
     CEO & President.........       1993       1,375,000        -0-            120,000       -0-            20,624
                                    1992         748,000        -0-             80,000       -0-            11,219
     Vice Chairman...........       1991         575,000        -0-             65,000       -0-            19,166
W. E. Hoglund
     Executive VP............       1993         775,000        -0-             70,000       -0-            11,624
                                    1992         592,000        -0-             60,000       -0-             8,875
                                    1991         500,000        -0-             45,000       -0-            16,666
H. J. Pearce*
     Executive VP............       1993         688,000        -0-             25,000       -0-            10,312
                                                                         Cl. E  13,000
                                                                         Cl. H  16,500
                                    1992         328,000        -0-             14,000       -0-             4,925
L. R. Hughes*
     Executive VP............       1993         688,000        -0-             50,000       -0-            10,312
                                    1992         304,000         100,000        20,000       -0-             4,562
G. R. Wagoner, Jr.*
     Executive VP............       1993         675,000        -0-             50,000       -0-            10,125
                                    1992         239,000          70,000         9,000       -0-             3,587

 * Not a named executive officer prior to 1992.

(1) For 1992, annual incentive awards were granted to Messrs. Hughes and Wagoner on the basis of the operating performance of the overseas units to which each was assigned prior to his respective appointment as a Named Executive Officer on November 2, 1992. These awards were denominated in the form of restricted stock units equivalent to shares of the Corporation's Common, Class E and Class H stocks which vest in three equal installments. A total of 1,836 Common, 433 Class E and 579 Class H shares were awarded to Mr. Hughes and a total of 1,285 Common, 303 Class E and 406 Class H shares were awarded to Mr. Wagoner. These units vest on an installment basis in February 1993, December 1993 and December 1994, and were/will be paid in cash if the condition precedent of continued service is met. Dividend Equivalents are paid on all unvested shares. Upon termination without the written consent of the Incentive and Compensation Committee, all unvested award installments will be forfeited. At year-end 1993, a total of 612 Common, ($33,584) 144 Class E ($4,212) and 193 Class H ($7,527) shares previously awarded to Mr. Hughes remained unvested and undelivered and a total of 428 ($23,487) Common, 101 Class E ($2,954) and 135 Class H ($5,265) shares previously awarded to Mr. Wagoner remained unvested and undelivered.
(2) There were no long-term payments made related to the 1988-1991, 1989-1992 or 1990-1993 performance periods under the General Motors Performance Achievement Plans.

                                       15

(3) Company contributions under General Motors Saving-Stock Purchase Program. Under the program, which is open to all eligible salaried employees, an employee can contribute up to 15% of salary and the Corporation will contribute an amount equal to 25% of the employee's savings up to 6% of salary. (The Corporate contribution was 50% of an employee's savings up to 6% of salary from February 1, 1991 to December 31, 1991 and 70% of savings up to 10% of salary in January 1991.)

                         OPTION AND SAR GRANTS IN 1993

     The following table shows the options granted to members of the President's Council on January 11, 1993. These non-qualified stock options are 50% exercisable one year after date of grant, 100% exercisable two years after the date of grant and expire ten years and two days from the date of grant. Under the GM Amended 1987 Stock Incentive Plan approved by stockholders in 1992, stock appreciation rights (SARs) may no longer be granted.

                                       Individual Grants
                    -------------------------------------------------------            Potential Realizable Value at
                    Number of    % of Total                                         Assumed Annual Rates of Stock Price
                    Securities     Options                                            Appreciation for Option Term(1)
                    Underlying   Granted to                                   ------------------------------------------------
                    Options/SARs   Employees     Exercise      Expiration     At 0% Annual    At 5% Annual      At 10% Annual
       Name          Granted       in 1993         Price          Date        Growth Rate      Growth Rate       Growth Rate
- ------------------  ---------   -------------   -----------   -------------   ------------   ---------------   ---------------
                      # of
                     Shares           %           $/Share                          $                $                 $

$1 2/3 Par Common
  Stock Options
- ------------------
J. F. Smith,
  Jr..............   120,000            2.17         33.88         1/12/03       -0-               2,557,200         6,480,000
W. E. Hoglund.....    70,000            1.27         33.88         1/12/03       -0-               1,491,700         3,780,000
H. J. Pearce......    25,000            0.45         33.88         1/12/03       -0-                 532,750         1,350,000
L. R. Hughes......    50,000            0.90         33.88         1/12/03       -0-               1,065,500         2,700,000
G. R. Wagoner,
  Jr..............    50,000            0.90         33.88         1/12/03       -0-               1,065,500         2,700,000
All Stockholders..    N/A           N/A            N/A            N/A            -0-          15,314,489,299    38,807,246,286
All Optionees.....  5,526,855         100.00         33.88 -       1/12/03 -     -0-             118,158,615       299,276,145
                                                     44.00         6/29/03
Optionee Gains as
  % of All
  Stockholders'
  Gain............     --            --             --             --             --                    0.8%              0.8%

  Class E Stock
      Options
- ------------------
H. J. Pearce......    13,000          100.00         31.32         1/12/03       -0-                 256,100           648,908

  Class H Stock
      Options
- ------------------
H. J. Pearce......    16,500            9.39         24.69         1/12/03       -0-                 256,245           649,267

(1) The dollar amounts under these columns are the results of calculations at 0%, and at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of GM Common Stocks. Stockholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from this grant if the price of GM Common Stock appreciates, which would benefit all stockholders commensurately. The Corporation did not use an alternative formula for grant valuation as it is not aware of any formula which will determine, with reasonable accuracy, a present value based on future unknown or volatile factors.

                   AGGREGATE OPTION/SAR EXERCISES IN 1993 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1993

     The following table provides information as to options exercised by each of the members of the President's Council in 1993 and the value of options held by such executives at year-end, measured in terms of the closing prices (Common -- $54.88; Class E -- $29.25; and Class H -- $39.00) of General Motors Common Stocks on December 31, 1993.

                                                                                                       Value of
                                                                            Number of                 Unexercised
                                                                           Unexercised               In-the-Money
                                                                        Options/[SARs] at          Options/[SARs] at
                                                                          Dec. 31, 1993              Dec. 31, 1993
                                         Shares
                       Class of         Acquired         Value           Exercisable/(1)            Exercisable/(1)
       Name             Stock         on Exercise      Realized           Unexercisable              Unexercisable
- ------------------  --------------   --------------   -----------   -------------------------   -----------------------
                                          No.              $                   No.                         $
J. F. Smith,
  Jr..............      Common               2,940        45,305       199,964  /     160,000    2,914,115  /  3,281,600
                                                                       [10,284] /     [-0-]       [213,397] /    [-0-]
W. E. Hoglund.....      Common            -0-            -0-           177,200  /     100,000    2,609,243  /  2,031,300
                                                                       [14,600] /     [-0-]       [303,032] /    [-0-]
H. J. Pearce......      Common               2,940        14,435        52,805  /      32,000      736,443  /   660,260
                       Class E            -0-            -0-           -0-      /      13,000       -0-     /     -0-
                       Class H            -0-            -0-           -0-      /      16,500       -0-     /   236,115
L. R. Hughes......      Common            -0-            -0-            38,379  /      60,000      536,671  /  1,250,300
G. R. Wagoner,
  Jr..............      Common           4,220          72,315          29,290  /      54,500      404,993  /  1,153,748

(1) The amounts shown in brackets represent SARs granted in tandem with stock options. To the extent these SARs are exercised, the related option will be correspondingly reduced. No SARs were granted to Messrs. Pearce, Hughes or Wagoner. No SARs have been granted since 1986; further, SARs may no longer be granted under the General Motors Amended 1987 Stock Incentive Plan.

                          LONG-TERM INCENTIVE AWARDS

     The following table displays target long-term incentive awards granted to members of the President's Council in 1993 under the General Motors 1992 Performance Achievement Plan. Assuming that the minimum or threshold performance level is met, the percentage of the target award eventually paid to participants depends upon the extent to which the earnings target established for the three-year performance period is achieved. Final awards may be adjusted to reflect individual performance over the period. If the threshold performance level established by the Incentive and Compensation Committee is not met, no final awards will be paid, as was the case for awards related to the 1988-1991, 1989-1992 and 1990-1993 performance periods.

                                                     Estimated Future Payouts
                                                 Under Non-Stock Price-Based Plans
                                     ---------------------------------------------------------
                     Performance        Below
                        Period        Threshold      Threshold        Target        Maximum
                    --------------   ------------   ------------   ------------   ------------
                                          $              $              $              $
J. F. Smith, Jr...       1993-1995       -0-             345,000      1,150,000      2,300,000
W. E. Hoglund.....       1993-1995       -0-             195,000        650,000      1,300,000
H. J. Pearce......       1993-1995       -0-             165,000        550,000      1,100,000
L. R. Hughes......       1993-1995       -0-             165,000        550,000      1,100,000
G. R. Wagoner, Jr.       1993-1995       -0-             165,000        550,000      1,100,000

                               RETIREMENT PROGRAM

     The retirement program for General Motors salaried employees in the United States consists of the General Motors Retirement Program for Salaried Employees, which is a tax-qualified plan and subject to ERISA, as well as two non-qualified plans (collectively the "GM Salaried Program"). The contributory portion of the tax-qualified plan provides defined benefits under a formula based on creditable years of service and upon the average pensionable remuneration received in the highest five years out of the final ten years of service, subject to certain Internal Revenue Code limitations which change from time to time. In addition, employees receive an annual retirement benefit which is equal to the sum of 100% of their contributions made after October 1, 1979 and of smaller percentages of contributions made before that date. If employees do not elect to contribute to the tax-qualified plan, they are entitled to receive only basic retirement benefits equal to a flat dollar amount per year of service, essentially equivalent to the General Motors pension plan for hourly employees. Benefits under the tax-qualified plan vest after five years of creditable service and are payable at the normal retirement age of 65 either in the form of a single life annuity or in a reduced amount, in joint and survivor form.

     If executives made the required contributions to the tax-qualified plan, they may also be eligible to receive the regular form of a supplemental executive retirement benefit. The sum of the qualified plan benefits and the regular form of the supplemental executive retirement benefit will provide the executive with total annual retirement benefits under the GM Salaried Program that are equal to 2% per year of service times eligible years of credited service times the average of the highest five years of base salary during the final ten years of service, less 2% per year of service times the years of credited service times the maximum annual Social Security benefit payable to a person retiring at age 65. Table I, on page 19, shows the regular form of the estimated total annual retirement benefit related to final average base salary as of December 31, 1993, that would be payable in 12 equal monthly installments per annum as a single life annuity to executives retiring in 1994 at age 65 (the benefits shown are based upon maximum Social Security benefits of $13,764 payable to persons retiring in 1994). If the executive elects to receive benefits in the form of a 60% joint and survivor annuity, the amounts shown would generally be reduced by from 5% to 7.5%, depending upon the age differential between spouses.

                                    TABLE I

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
   ASSUMING EXECUTIVE QUALIFIES FOR REGULAR SUPPLEMENTAL EXECUTIVE RETIREMENT
                              PROGRAM BENEFITS(A)

                                 Years of Eligible Contributory Pensionable Service
  Highest Five-Year      -------------------------------------------------------------------
Average Annual Salary        10            20            30            40            50
- ----------------------   -----------   -----------   -----------   -----------   -----------
          $                   $             $             $             $             $
           275,000            52,247       104,494       156,742       208,989       261,236
           500,000            97,247       194,494       291,742       388,989       486,236
           725,000           142,247       284,494       426,742       568,989       711,236
           950,000           187,247       374,494       561,742       748,989       936,236
         1,175,000           232,247       464,494       696,742       928,989     1,161,236
         1,400,000           277,247       554,494       831,742     1,108,989     1,386,236
         1,625,000           322,247       644,494       966,742     1,288,989     1,611,236
         1,850,000           367,247       734,494     1,101,742     1,468,989     1,836,236

(a) The average annual base salary for the highest five years over the last 10-year period and the eligible years of credited service as of December 31, 1993, for each of the members of the President's Council named in the Summary Compensation Table on page 15 was as follows: William E. Hoglund, $552,667, 37 years; Louis R. Hughes, $317,083, 25 years; Harry J. Pearce, $356,917, 13 years; John F. Smith, Jr., $714,917, 33 years; and G. Richard Wagoner, Jr., $277,500, 16 years. The annual base salaries for the most recent year(s) considered in the calculation of the averages reported here are in the Summary Compensation Table on page 15 in the column labeled "Salary."

     An executive may be eligible to receive the alternative form of the supplemental executive retirement benefit in lieu of the regular supplemental executive retirement benefit contingent upon satisfaction of certain criteria including, but not limited to, refraining from working for any competitor or otherwise acting in any manner inimical or contrary to the best interests of the Corporation. The executive will receive the greater of the regular form or the alternative form of the supplemental executive retirement benefit. The sum of the qualified plan benefits and the alternative form of the supplemental executive retirement benefit will provide the executive with total annual retirement benefits under the GM Salaried Program that are equal to 1.5% per year of service, times the eligible years of credited service (up to a maximum of 35 years) times the average of the executive's highest five years of total direct compensation (i.e., the average of the five highest years of base salary plus the average of the five highest years of bonus and/or restricted stock units awarded) out of the last ten years, less 100% of the maximum annual Social Security benefit payable to a person age 65. Table II, on page 20, shows the alternative form of the estimated total annual retirement benefit related to final average total direct compensation as of December 31, 1993, that would be payable in 12 equal monthly installments per annum as a single life annuity to executives retiring in 1994 at age 65 (the benefits shown are based upon maximum Social Security benefits of $13,764 payable to persons retiring in 1994). Again, the amounts shown would be reduced in the same way as under the regular form if the executive were to elect joint and survivor benefits.

                                    TABLE II

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
 ASSUMING EXECUTIVE QUALIFIES FOR ALTERNATIVE SUPPLEMENTAL EXECUTIVE RETIREMENT
                              PROGRAM BENEFITS(A)

  Highest Five-Year                     Years of Eligible Contributory Pensionable Service
 Average Annual Total    ---------------------------------------------------------------------------------
 Direct Compensation         10            15            20            25            30            35
- ----------------------   -----------   -----------   -----------   -----------   -----------   -----------
          $                   $             $             $             $             $             $
            400,000           46,236        76,236       106,236       136,236       166,236       196,236
            800,000          106,236       166,236       226,236       286,236       346,236       406,236
          1,200,000          166,236       256,236       346,236       436,236       526,236       616,236
          1,600,000          226,236       346,236       466,236       586,236       706,236       826,236
          2,000,000          286,236       436,236       586,236       736,236       886,236     1,036,236
          2,400,000          346,236       526,236       706,236       886,236     1,066,236     1,246,236
          2,800,000          406,236       616,236       826,236     1,036,236     1,246,236     1,456,236

(a) The average annual total direct compensation (i.e., base salary plus bonus and/or restricted stock units) for the highest five years over the last 10-year period and the eligible years of credited service as of December 31, 1993 for each of the members of the President's Council named in the Summary Compensation Table on page 15 was as follows: William E. Hoglund, $1,052,667, 37 years; Louis R. Hughes, $477,083, 25 years; Harry J. Pearce, $587,917, 13 years; John F. Smith, Jr., $1,188,917, 33 years; and G. Richard Wagoner, Jr., $408,500, 16 years. The annual total direct compensation for the most recent year(s) considered in the calculation of the sum of the averages of salary and of bonus income, which is reported here as average annual total direct compensation, will be found in the Summary Compensation Table on page 15 in the column labeled "Salary" and in the column labeled "Bonus."

     In addition, the Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee shall determine for purposes of computing the regular and alternative forms of supplemental executive retirement benefits for such executives.

     The regular or alternative form of the supplemental executive retirement benefit is provided under a program which is non-qualified for tax purposes and not pre-funded. Supplemental executive retirement benefits under the regular and alternative formula can be reduced, or eliminated, for both retirees and active employees by the Committee and the Board of Directors.

                            PERFORMANCE PRESENTATION

     Set forth below are graphs which compare the cumulative total returns, including reinvestment of dividends, for each of the three classes of General Motors common stocks against the cumulative total return of the Standard & Poor's (S&P) 500 Composite Stock index and respective peer group indices for the last five fiscal years, assuming investment of $100 in each of the Corporation's common stocks and each of the respective peer indices noted on January 1, 1989. For General Motors Common Stock, a peer group index comprised of Ford Motor Company and Chrysler Corporation has been used. The comparator index used for Class E Common Stock is the Standard & Poor's Computer Software Index. Reflecting the diversity of GM Hughes Electronics Corporation's (GMHE) business, a comparator group index has been developed using Value Line industry group data for the following: Auto parts--OEM; Telecommunications Service; Telecommunications Equipment; Aerospace/Defense; and Electronics. In constructing the index, a two-stage weighting process was applied. The data was weighted by market value within each industry group and second, by the percentage each line represented of GMHE's segment revenue.

     The graphs and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Corporation under the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the Executive Compensation section of this Proxy Statement).

  THE CHARTS DISPLAYED BELOW ARE PRESENTED IN ACCORDANCE WITH SEC REQUIREMENTS. STOCKHOLDERS ARE CAUTIONED AGAINST DRAWING ANY CONCLUSIONS FROM THE DATA CONTAINED THEREIN, AS PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THESE GRAPHS IN NO WAY REFLECT THE CORPORATION'S FORECAST OF FUTURE FINANCIAL PERFORMANCE.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                          GENERAL MOTORS COMMON STOCK,
                        S&P 500 INDEX, FORD AND CHRYSLER

                                    [CHART]

                      1/1/89    1/1/90    1/1/91    1/1/92    1/1/93   12/31/93
GM Common Stock        100       108        95        83        97       167
S&P 500                100       132       128       166       179       197
Ford and Chrylser      100        89        60        66       122       201

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                      GENERAL MOTORS CLASS E COMMON STOCK,
                 S&P 500 INDEX, AND S&P COMPUTER SOFTWARE INDEX

                                    [CHART]

                  1/1/89     1/1/90     1/1/91    1/1/92     1/1/93    12/31/93
GM Class E
  Common Stock      100        124        179       295        312        281
S&P 500             100        132        128       166        179        197
S&P Computer
  Software Index    100        122         95       145        172        219

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                      GENERAL MOTORS CLASS H COMMON STOCK,
                 S&P 500 INDEX, AND VALUE LINE COMPOSITE INDEX

                                    [CHART]

                  1/1/89     1/1/90     1/1/91    1/1/92     1/1/93    12/31/93
GM Class H
  Common Stock      100        103         74        65        116        180
S&P 500             100        132        128       166        179        197
Value Line
  Composite Index   100        109        105       126        147        190


                                   ITEM NO. 2

     The By-laws of the Corporation provide that the Audit Committee shall be composed of directors who are not officers of the Corporation and that the selection by the Committee of independent public accountants shall be subject to ratification by the stockholders at the annual meeting. This standing Committee of the Board reviews the scope and results of the audits, the accounting principles being applied and the effectiveness of internal controls and, in its oversight role, assures that management fulfills its responsibilities in the preparation of the financial statements. During 1993, the Audit Committee was composed of Mr. Dennis Weatherstone, Chairman, Mrs. Anne L. Armstrong, Messrs. Paul H. O'Neill and Thomas H. Wyman and Drs. Thomas E. Everhart and Louis W. Sullivan. The Committee held five meetings in 1993.

     In accordance with the By-laws, the Committee has selected and engaged the firm of Deloitte & Touche as independent public accountants for the year 1994 and this selection is being presented to the stockholders for ratification. Representatives of Deloitte & Touche will attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by stockholders.

     Deloitte & Touche has audited the Corporation's books annually since 1918, has offices or affiliates in or convenient to most of the localities in the United States and foreign countries where the Corporation operates, and is considered to be well qualified. The firm uses the work and reports of other independent auditors who have examined the financial statements of subsidiaries or investments included in the financial statements of the Corporation. Deloitte & Touche rotates its personnel assigned to the General Motors engagement at least once every five years, with assignments beyond three years of supervising partners responsible for the General Motors engagement reviewed and approved in advance by the Audit Committee. In the event the selection of Deloitte & Touche as independent public accountants is not ratified by the stockholders, the Audit Committee will seek other accountants. However, because of the difficulty and expense of making any change in public accountants so long after the beginning of the current year, it is likely that the appointment would stand for 1994 unless the Committee found other good reason for making a change.

     During the 1993 calendar year, Deloitte & Touche provided GM with extensive audit and other services. Fees for all services totaled approximately $39.2 million.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION, BY THE AUDIT COMMITTEE OF THE CORPORATION, OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 1994. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 3

     On March 7, 1994, the Board of Directors unanimously adopted a resolution proposing that Article Fourth of the Certificate of Incorporation be amended to increase from 1,000,000,000 shares to 2,000,000,000 shares the Common Stock of the Corporation, par value $1 2/3, which the Corporation is authorized to issue. The Board directed that the above proposed amendment be submitted to a vote of holders of all the Corporation's common stocks as well as to a separate vote by the holders of the Common Stock. If the stockholders approve the amendment recommended by the Board of Directors, the Certificate of Incorporation will be amended to provide that the number of shares of Common Stock which the Corporation is authorized to issue shall be 2,000,000,000.

          Of the 1,000,000,000 shares of Common Stock authorized to be issued under the Corporation's Certificate of Incorporation, 718,652,709 shares were outstanding and 17,825,000 shares were reserved for conversion of Series A Conversion Preference Stock into Common Stock as of December 31, 1993. Other than to meet requirements of various employee benefit and incentive plans of the Corporation, the Dividend Reinvestment Plan, and conversion of the Series A Conversion Preference Stock into Common Stock, the Corporation does not have any present plan, understanding or agreement, to issue additional shares of Common Stock. However, the Board of Directors believes that the proposed increase in authorized shares of Common Stock is desirable to enhance the Corporation's flexibility in connection with possible future actions, such as stock dividends, stock splits, corporate mergers, acquisitions of property, and the possible funding of new businesses, or other corporate purposes. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes. It is not anticipated that the Board of Directors will solicit stockholders for further authorization before issuing such shares.

          As with the issuance of any shares of the Corporation's common stock other than on a pro-rata basis to all current stockholders, the issuance of additional shares pursuant to the proposed amendment would reduce the proportionate interests in the Corporation held by current stockholders.

          A vote in favor of the proposed amendment to the Corporation's Certificate of Incorporation by the holders of a majority of the voting power of all classes of GM common stock, voting as a group, as well as the holders of a majority of the voting power of Common Stock, voting separately as a class, is necessary for adoption of this proposal. If the proposed amendment is adopted by the stockholders, it will become effective upon executing, acknowledging, filing and recording a Certificate of Amendment as required by the General Corporation Law of Delaware. The financial statements of the Corporation, included in its 1993 Annual Report to Stockholders furnished to stockholders in connection with the distribution of this Proxy Statement, are incorporated herein by reference.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.


                                   ITEM NO. 4

     Mrs. Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Avenue, N.W., Washington, DC 20037, owner of 102 shares of Common Stock, 200 shares of Class E Common Stock and 4 shares of Class H Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

     "RESOLVED: `That the shareholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens' initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.' `And if no such disbursements were made, to have that fact publicized in the same manner.' "

The following statement was submitted in support of such resolution:

     "REASONS: `This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.'

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          If you AGREE, please mark your proxy FOR this resolution.' "

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that this proposal is unnecessary and would serve no useful purpose.

     In the U.S., laws prohibit corporations from making political contributions to candidates for Federal office. Furthermore, General Motors has a long-standing policy against the use of Corporation funds, facilities or other property for the support of any Federal, state or local political candidate or political party.

     While the Corporation may on occasion make contributions in support of or in opposition to certain non-partisan ballot measures, initiatives, or referenda, such contributions are infrequent and made only after careful management review has determined that such actions would be both legal and in connection with a matter that importantly affects the Corporation in the communities in which GM operates. As to expenditures in respect of efforts to influence legislation, General Motors believes that it is in the best interests of the Corporation, as well as its stockholders and employees, to express its views on legislative and other government actions in areas such as energy use, taxes and emission standards and other areas of vital concern to the Corporation's business worldwide. Through testimony by officers or by expert witnesses, as well as by correspondence and through meetings with government officials, General Motors openly comments upon its positions with respect to various legislative and regulatory matters. The Corporation does not incur any expenses beyond those made in support of these normal business activities.

     Certain of the Corporation's U.S. employees contribute to individual candidates and political parties through the Civic Involvement Program/General Motors--a corporate political action committee which solicits and distributes such voluntary contributions. Participation in the Program is a matter of individual choice, and contributions are sent to an independent agency to ensure confidentiality of the individuals' decisions regarding participation. As permitted by law, GM provides administrative support for this activity but makes no contributions itself. As a matter of information, all contributions from the Civic Involvement Program/General Motors are a matter of public record.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 5
     Mr. John J. Gilbert and the estate of Lewis D. Gilbert, 29 East 64th Street, New York, NY 10021-7043, each the owner of record of 100 shares of Common Stock, 40 shares of Class E Common Stock and 10 shares of Class H Common Stock, and additional family ownership of 200 shares of Common Stock, Margaret
R. Gilbert and John J. Gilbert, trustees under the will of Samuel Rosenthal, owners of 200 shares of Common Stock, together with Mr. John C. Henry, 5 East 93rd Street, New York, NY 10028, who is the owner of 1,148 shares of Common Stock, 224 shares of Class E Common Stock and 200 shares of Class H Common Stock, have given notice that they intend to present for action at the annual meeting the following resolution:

     "RESOLVED: That the stockholders of General Motors Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the

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     election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

The following statement was submitted in support of such resolution:

                                    "REASONS

          "At the last annual meeting 23.3%, 92,470 owners of 118,563,113 shares, were cast in favor of this proposal. Against included 87,731 unmarked proxies.

          "Mr. Smale is to be complimented on conducting a fine meeting, as well as the stenographic record, which should have been mentioned as being available in the sketchy remarks on the meeting, showing the voting for and against and not the number of shareholders actually voting for and against resolutions.

          "Cumulative voting is important to get a director on the board to see the post-meeting report is improved to include the number of shareholders voting for and against resolutions. Owners are entitled to know what takes place at the annual meeting.

          "A law in California provides that all state pension holding, as well as state college funds, invested in shares, must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

          "The National Bank Act has provided for cumulative voting. Unfortunately, in so many cases companies get around it by forming holding companies without cumulative voting. Thus, with so many banking failures the result is that tax payers have to make up the losses. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in so many cases authorities come in after and say the director or directors were not qualified. So there is no reason why this could not be done for corporations under the SEC and banking authorities.

          "Because of the normal need to find new directors and the need for directors on the compensation committee, we think cumulative voting is the answer. In addition, some recommendations have been made to carry out the Valdez 10 points. In our opinion, the 11th should be to have cumulative voting and to end the stagger system of electing directors.

          "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second as `America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted `on almost any criteria used to evaluate management, Ingersoll-Rand excels.' We believe General Motors should follow their example.

          "Please mark your proxy for this resolution."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     A similar proposal was disapproved by stockholders at the 1993 meeting and on nine other occasions. Twelve of GM's 14 Board members are independent non-employee directors and are all nominated for the Board by GM's Committee on Director Affairs which consists entirely of outside independent directors. This guarantees the continued
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independence of the Board, which has the responsibility to represent all of the stockholders. The cohesive actions of this Board are self evident. The Board of Directors believes that for it to continue to be effective, each member must feel a responsibility to represent all the stockholders. From this perspective, cumulative voting is undesirable since directors so elected might be principally concerned about representing and acting in the interest of special groups of stockholders rather than the interests of all stockholders. Cumulative voting also introduces the possibility of partisanship among Board members that could impair their ability to work together, a requirement essential to the effective functioning of any board of directors.

     At General Motors all of our stockholders are minority owners, albeit some with more extensive holdings than others. The Board does not believe that some minority of stockholders should be advantaged--or disadvantaged-- compared with all other stockholders. In other words, all stockholders are, and should be, equally represented. Although there have been efforts by some minority stockholders to have corporations adopt cumulative voting, the trend is in the opposite direction. Many companies over the years eliminated cumulative voting. Overall, its presence has declined. The State of California considered most protective of stockholder interests, amended its state laws to permit the repeal of cumulative voting in 1989. In arguing for the change, the Corporation's Committee of the California State Bar's Business Law Section supported this change. It said:

       "While a healthy diversity of opinion and experience as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, (not) rancor and contention."

     No reason is given, and the Board of Directors knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6

     The Sisters of the Order of Saint Dominic, 2025 East Fulton Street, Grand Rapids, MI 49503-3895, owners of 2,500 shares of Common Stock, the Sisters of Charity of Saint Vincent de Paul, 6301 Riverdale Avenue, Bronx, NY 10471, owners of 10,700 shares of Common Stock, the Congregation of the Passion, Holy Cross Province, 5700 N. Harlem Avenue, Chicago, IL 60631-2342, owners of 2,000 shares of Common Stock, the Retirement Plans for the Employees of the Sisters of Mercy Regional Community of Detroit, 34605 Twelve Mile Road, Farmington Hills, MI 48331-3221, owners of 38,800 shares of Common Stock, School Sisters of Notre Dame Cooperative Investment Fund, 3753 West Pine Blvd., St. Louis, MO 63108-3305, owners of 41 shares of Common Stock, School Sisters of Notre Dame of St. Louis, 320 East Ripa Avenue, St. Louis, MO 63125-2897, owners of 4,100 shares of Common Stock, the Daughters of the Holy Spirit, 72 Church Street, Putnam, CT 06260, owners of 280 shares of Common Stock, Pension Fund of the Christian Church, 200 Barrister Building, 155 East Market Street, Indianapolis, IN 46204, owner of 43,100 shares of Common Stock, the Missionary Oblates of Mary Immaculate, 159 Moore St., Lowell, MA 01852, owners of 300 shares of Common
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Stock, the Dominican Sisters of the Sick Poor, Mariandale, Box 1200, Ossining,
NY 10562, owners of 43 shares of Common Stock, the Reformed Church in America, 18th floor, 475 Riverside Drive, New York, NY 10115, owners of 1,000 shares of Common Stock, the Loretto Literary and Benevolent Institution, Loretto Motherhouse, Nerinx, KY 40049, owners of 8,148 shares of Common Stock, and the Christian Church Foundation, 222 South Downey Avenue, P.O. Box 1986, Indianapolis, IN 46206, owners of 4,000 shares of Common Stock, have given notice that they intend to present for action at the annual meeting the following resolution:

     "WHEREAS the wars in Somalia and Bosnia-Hercegovina focus world attention on the bitterness and horror of modern war and fears of mass destruction of people and their whole way of life.

     "WHEREAS during the 1991 Persian gulf war, United States/Allied Forces faced state-of-the-art weapons in Kuwait and Iraq, most of which were not produced by Iraq. Public attention has been drawn to the more than sixty U.S. corporations who were members of the United States-Iraq Business Forum as of July 1990 and the forty U.S. corporations known to have helped transform Iraq's strategic weapons program between 1970 and 1990.

     "WHEREAS Business Executives for National Security urges `a company, when confronting an export opportunity which may be linked to weapons proliferation, to ask itself not only 'Is it legal?' but 'Is it right?' '

     "WHEREAS among corporations licensed to export military equipment in FY1992, General Motors ranked 6 with sales in excess of $305 million.

     "RESOLVED  the shareholders request the Board of Directors to provide a comprehensive report on General Motor's foreign military sales. The report should be available to all shareholders within six months of the 1994 annual meeting, may omit classified and proprietary information and be prepared at reasonable cost."

The following statement was submitted in support of such resolution:

                             "SUPPORTING STATEMENT

"Global security is not just security of territory, it is security of people. It is not just security through weapons, it is security through jobs, human development, environmental sustainability. We believe the most significant obstacle to genuine global security is the amount of money nations of the world spend on weapons. This figure is currently over $1 trillion annually.

"Given unchecked sales of state-of-the-art weaponry and the number of regional wars, it is reasonable to ask how our Company operates in this arena. We hope the report will include:

          "1. Criteria used to promote foreign military sales.

          "2. Procedures used to negotiate sales directly with foreign governments or through the U.S. government. For example, how is it determined what weapons are direct commercial arms sales and what must be negotiated by the U.S. government through the Pentagon? What percentage is commercial arms sales and what is foreign military sales?
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
          "3. Categories of military equipment exported for the past three years, with as much statistical information as is permissible; contracts for servicing/maintaining equipment; and licensing and/or co-production with foreign governments.

"Frankly, the resolution proponents are appalled by military industry calls for a $5,000,000,000 loan guarantee for foreign military sales to poor nations because ultimately the U.S. will pay for foreign wars while further degrading the U.S. industrial base. We are equally disturbed at industry's claims and lobbying efforts asserting the only way to keep jobs is to promote foreign military sales. We believe such statements are contradictory in light of co-production agreements and transfer of technology to foreign companies. Such contracts with foreign companies/governments have strong implications for U.S. workers during this time of accelerated down-sizing of our workforce.

"If you agree, please support this resolution by voting YES."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     GM sells military equipment and services only in full compliance with the stringent United States regulations that control where products can be sold overseas and what products may be exported. GM has in place procedures to ensure that foreign military sales are made in strict compliance with all applicable United States laws and regulations. In fact, a majority of GM's military sales are actually sales to the United States Government, which then sells the products to foreign concerns.

     Most of the information requested by the stockholders, such as contract terms and sales procedures, is business sensitive. Disclosure of this information would disadvantage GM against its competitors.

     The Board of Directors believes that the proposed detailed and comprehensive report would only be of limited use to the great majority of the Company's stockholders. However, if enacted, this proposal would entail substantial alterations to the current reporting system which would adversely impact efforts toward cost containment.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER'S PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 7

     Mark J. Seidenberg, 66A N. Bedford Street, Arlington, VA 22201, owner of 60 shares of Common Stock and 2 shares of Class H Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "The stockowners hereby recommend that the Board of Directors adopt the following policies for all dealings with China and the former Soviet Union:

     "1. Goods or services produced in whole or part by slave or forced labor shall not be acceptable for delivery to the corporation, its subsidiaries, affiliates, or joint ventures. A suitable certificate of origin shall be required.

     "2. Goods provided by the corporation, its subsidiaries, affiliates, or joint ventures shall not be sold to or otherwise provided to any facility utilizing slave or forced labor. A suitable certificate of use shall be required.

     "3. The right of on-site inspection to determine the existence of slave or forced labor shall be vigorously pursued.

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     "4. The corporation shall cooperate promptly, energetically, and fully with the United States government and any international organization in their laws or policies to discourage the use of slave or forced labor.

     "For purposes of this resolution, the term "former Soviet Union" shall mean the countries of, and any combination thereof, Russia, Ukraine, Kazakhstan, Georgia, Armenia, Azerbaijan, Uzbekistan, Belarus (Byelorussia), Kyrgyzstan (Kirghizia), Moldova (Moldavia), Tajikistan (Tadzhikistan), and Turkmenistan (Turkmenia)."

The following statement was submitted in support of such resolution:

"Supporting Statement:

     "Slave and forced labor is utterly repugnant to Americans. Our Civil War resulted in outlawing this heinous practice. A statute forbids importing of any goods made in whole or part by forced labor.

     "Nevertheless, slave and forced labor are widespread in China and the former Soviet Union. China's laogai camps and factories include about 20,000,000 slave and forced laborers, and the gulags of the former Soviet Union have about 4,000,000.

     "These slave and forced labor facilities produce a wide range of products, including sophisticated machinery and electronics, and much of it is intended for export.

     "GM has multi-billion dollar deals with China and the former Soviet Union. A $100 million joint venture with China's Jinbei GM Automotive Company expects production of 50,000 S-10 trucks per year. GM Hughes intends to provide China with satellites, satellite-communications networks, residential-cellular telephones, direct-broadcast television, airport traffic control systems, and other airport services. In the former Soviet Union, GM's plans include $1 billion worth of deals for auto parts for the Volga Automobile Works.

     "U.S. law does not cover the billions of dollars of GM activities overseas for use or sale overseas. It also does not prohibit the sale of goods to slave labor facilities overseas.

     "For the 1993 annual meeting, GM's board in its proxy statement talked all around the subject of slave labor, but never even mentioned it by name. Over 28,000,000 shares were voted for this resolution--a good showing, but more is needed to win this year.

     "I think GM can do without slave labor. If you can imagine any convincing argument against this policy, I can't. But, believe me, GM's board will think of something. I urge you to read the board's position and decide for yourself."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors opposes the use of slave or forced labor and does not knowingly enter into agreements with parties who use such practices. As confirmation of this position, in 1993, GM Worldwide Purchasing adopted a policy of declining to purchase goods produced with forced labor--thereby addressing the principal concern of this proposal, which is the purchase of goods from entities using slave labor in the People's Republic of China and the former Soviet Union.

     Compliance procedures are in place supporting this policy. For example, through its supplier development process, Worldwide Purchasing representatives normally visit the productive facilities of potential suppliers. At this time, the GM representatives have the opportunity to observe the workforce and interview management. Any observations on GM's
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part or responses by supplier management that indicate the possible use of forced labor will prompt further review of the relationship. Further, GM requests for quotes and purchase orders now include a clause, for any goods to be imported into the U.S. by GM or GM-controlled affiliates, that the seller represents that goods purchased under this order were not produced with forced labor (as defined in 19 U.S.C. 1307) either by the seller or the seller's suppliers. The clause also contains an indemnification by the seller against any liability the buyer may incur if this representation is incorrect. Finally, the Customs Section of the GM Tax Staff monitors publications by the U.S. Customs Service which may identify companies using forced labor and, coordinating with Worldwide Purchasing, will determine if any GM suppliers are so identified. If so, Worldwide Purchasing will proceed to take appropriate action, including terminating any current orders with such suppliers on the basis of breach of the above representation unless immediate remedial action, to GM's satisfaction, is taken. Because of the new policy and related procedures, the Board of Directors does not consider it necessary or effective to adopt further policies to address this issue.

     As a broader issue, given the global society in which GM operates, the Board of Directors also believes international business and trade dealings in compliance with relevant laws can provide an avenue of growth and prosperity for the Corporation. Furthermore, business dealings in the People's Republic of China and the former Soviet Union, by GM and other U.S. corporations can have a positive impact on the well being of the people of those countries.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 7. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 8

     Mercy Consolidated Assets Management Program, 20 Washington Square North, New York, NY 10011, owners of 100 shares of Common Stock, the Benedictine Sisters, 3120 W. Ashby, San Antonio, TX 78228, owners of 170 shares of Common Stock, the Sisters of Providence, St. Mary-of-the-Woods, IN 47876, owners of 6,000 shares and the Immaculate Heart Missions, 4651 North 25th Street, Arlington, VA 22207, owners of 100 shares of Common Stock, have given notice that they intend to present at the annual meeting the following resolution:

                                "GENERAL MOTORS

     "WHEREAS international trade has a significant impact on the environment and on people's ability to meet basic needs;

     "WHEREAS the socially-concerned proponents of this resolution have pursued implementation of environmental standards and socially responsible conduct in the maquiladora workplace for more than five years and firmly believe there is a need for strict, enforceable standards of conduct for corporations operating in Canada, Mexico and the United States;

     "WHEREAS in the past years, over twenty U.S. corporations have been urged to adopt standards of conduct relative to their maquiladora operations in Mexico. These standards address:

               * Responsible practices for handling hazardous waste and
                 protecting the environment: Corporations must be guided by the principle that they will follow regulations setting forth high standards of environmental protection and secure the best possible protection of the environment.

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               * Health and safety practices: Corporations must be guided by the principle that they will follow regulations setting forth high standards of occupational safety and health.

               * Fair employment practices and standard of living: Corporations must respect workers' basic rights and human dignity.

               * Community impact: Corporations must recognize social
                 responsibility to communities in which they locate facilities and promote community economic development and improvements in quality of life.

     "WHEREAS the United Nations Declaration of Human Rights states everyone has the right to "just and favorable conditions of work," "protection against unemployment," "equal pay for equal work," "just and favorable remuneration ensuring . . . an existence worthy of human dignity," and "join trade unions," (Article 23) "rest and leisure, including reasonable limitation of working hours," (Article 24) "a standard of living adequate for health and well being." (Article 25)

     "WHEREAS debate in the U.S., Canada and Mexico about the North American Free Trade Agreement (NAFTA) exposed major problems with the maquiladora industry. These include severe environmental problems resulting from corporate irresponsibility, major workplace hazards and wages at such low levels as to be inadequate to feed an employee's family. U.S. officials responded by drafting side agreements on labor and the environment. We urge official corporate policy to correct past problems and chart a new course for the future.

"THEREFORE BE IT RESOLVED the shareholders request the Board of Directors to institute as official corporate policy that as our company continues or expands its business in Mexico, it will evaluate the environmental and human rights context in which we operate. The policy should include:

          "1. Prepare a publicly available plan explaining how we will improve work conditions, health benefits, vocational training and salaries to economically and socially responsible levels.

          "2. Disclose policies to prevent environmental harm, repair damaged environment where corporate practices may have caused destruction and prevent cross border dumping of toxic wastes.

          "3. Publish plans and progress in supporting infrastructure needs and community economic development.

          "4. Support the establishment of a council, with equal representation from Canada, Mexico and the United States, to monitor progress in raising the standards of labor, health and environmental to meet goals for sustainable economic development."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors is concerned about the environment and the well-being of its employees and their communities not only in Canada, Mexico and the United States but everywhere that GM has a presence. The 1994 Public Interest Report will provide information about GM policies and practices in the areas of environmental matters, employment, and community interests, in Mexico and around the world. In addition, GM for the first time this year will have an Environmental Report that will discuss in detail environmental initiatives and challenges for U.S. automotive operations.
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The Environmental Report reflects GM's commitment to increased public accountability in this area as evidenced by the recent mutual endorsement of the CERES (Coalition for Environmentally Responsible Economies) Principles and the GM Environmental Principles. As discussed with CERES, information on activities in Mexico, Canada, and other international operations and subsidiaries will be phased-into this report over time.

     The stockholder resolution requests that GM institute an official corporate policy for evaluation of environmental and human rights context in Mexico. The GM Environmental Principles apply worldwide and, therefore, GM already has such a policy to address environmental issues on an international basis. GM policies and practices regarding safe and healthful working conditions also apply to maquiladora plants. Further, most GM employees in the maquiladora plants are represented by recognized Mexican labor unions. These unions negotiate with management regarding wages, benefits and working conditions, as is the case in the U.S., Canada and many other countries where GM operates.

     With the passage of the North American Free Trade Agreement (NAFTA) and side agreements addressing labor and environmental issues, GM continues to do its part as a responsible corporate citizen to address these important issues.

     The Board of Directors believes that General Motors' continued participation and investment in Mexico is necessary for the best interests of GM stockholders and employees. GM recognizes its corporate responsibilities to address labor and environmental issues associated with its activities in all countries, including Mexico, and therefore, a specific official corporate policy as outlined in the resolution for Mexico is not necessary and is inappropriate.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 8. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 9

     Rudolf F. and Elsa Frueh, 437 W. Greenfield Avenue, Lombard, IL 60148, owners of 300 shares of Common Stock, 56 shares of Class E Common Stock and 14 shares of Class H Common Stock, have given notice that they intend to present for action at the annual meeting the following resolution:

     "RESOLVED: That the Board of Directors be advised to place the annual upper Salary limit for any officer of the General Motors Corporation, including, but not limited to the C.E.O. and/or C.O.O. at 100 (one hundred) times the lowest hourly wage paid by the General Motors Corporation anywhere in the world, multiplied by 2,000 (two thousand). Also, it is recommended that the Board of Directors consider not to allot any Performance Achievement Awards to any unclassified Officer of the Corporation as long as the profitability of the Corporation was achieved by, among other things, a reduction of employees that are, subsequently, eligible for Unemployment Compensation."

The following statement was submitted in support of such resolution:

     "REASONS: To relinquish a Performance Achievement Award in critical times, when it is deemed necessary to ask the employees of General Motors and the general population of the U.S.A. (through their contributions to the Unemployment Insurances) to help shoulder the burden by placing people on the unemployment rolls, will show the willingness of our top echelon to partake in the hardships that they ask others to bear for the sake of the Corporation.

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     "The plant closings that have been initiated in the last decade by Roger B.
     Smith have led to a significant reduction in the tangible bookvalue of the common stock. From $46.93 in '88 to $1.98 at the end of '92. The dividend for the common stock has eroded from $3.00 per share to $0.80 per share and this is on borrowed money. While this very tangible loss was taking place, Roger B. Smith received record Salaries and Bonuses. Mr. Roger B. Smith and the Board of Directors through their collective actions are therefore responsible for the huge losses the Corporation and the Stockholders suffered and, for a substantial part, for the recession in this country. It shall be noted here that Mr. Roger B. Smith is still milking the Corporation through his outrageously oversized pension and the double dipping he accomplishes by being a member of the Corporate Advisory
     Council.

     "We anticipate that the Board of Directors will favor a vote against this proposal because they will claim that we cannot attract worldclass people without the promise of untold riches. Balderdash, there are plenty of good, worldclass people working at General Motors Corporation that are also General Motors Devotees and some of them are certainly able to lead this Corporation. As the Lopez Affair has so vividly demonstrated--only a prostitute goes with the highest bidder, should we get a highly paid officer who threatens to quit unless he/she gets more money, we say let the whore go.

     "Please vote your proxy FOR this proposal."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors' executive compensation policies and practices are thoroughly explained in the Incentive and Compensation Committee's report beginning on page 9. The Committee believes that capping executive salaries on the basis of an arbitrary formula would be contrary to GM's underlying compensation philosophy and, therefore, not in the best interests of stockholders. Importantly, this approach would inhibit the Committee's ability to make meaningful distinctions between executives based on individual performance. It is also inequitable, as it penalizes those who, because of their record of performance and contribution to the success of the business, have been given significant responsibilities and asked to take on a senior leadership role in managing the Corporation. Further, like most multinational industrial companies, it has been the Corporation's long-standing practice to maintain a total compensation structure that is country-competitive. In addition, given that a meaningful portion of each GM senior executive's total compensation is already at-risk and earned only when specific performance criteria have been met, to arbitrarily reduce the fixed, or base salary, portion below a minimally competitive level would likely result in the loss of a number of highly talented executives. In sum, the adoption of this proposal would compromise the effectiveness and value of GM's pay-for-performance approach and be detrimental to GM's stockholders.

     The payout of Performance Achievement Plan (PAP) awards is contingent on the achievement of a pre-determined consolidated net income target over a three-year performance period. No awards are paid unless a threshold level of performance is achieved, as evidenced by the fact that the 1988-91, 1989-92 and 1990-93 PAP target awards did not generate a payout. More closely aligning manufacturing capacity and employment levels with long-term market demand has been a critical and necessary step in ensuring the Corporation's future success.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 9. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

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
                                  ITEM NO. 10

     Mr. Nick Rossi, P.O. Box 249, Boonville, CA 95415, owner of 600 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "Resolved, that the stockholders of General Motors recommend that the board of directors adopt the following policy: As relates to the future contracts, the Chief Executive Officer's total compensation will be determined as follows: The C.E.O.'s beginning total compensation will be 25 times more than the average General Motors employee's 1993 annual wages or salary. The C.E.O.'s total compensation will go up or down in direct proportions to the company's performance. To be determined as follows: One half of the compensation shall go up or down gauged against the ten year average earnings per common share (adjusted for stock splits) from 1983 to 1992. The remaining one half shall go up or down gauged against the ten year average dividends per common share (adjusted for stock splits) from 1983 to 1992."

The following statement was submitted in support of such resolution:

     "This proposal brings back to General Motors and Corporate America the Great American Tradition of being paid for what one accomplishes. The secretary. the assembly line workers, the engineers all get paid for how well they do their job. The only one exempt is the top man, the CEO.

     "How does this happen? The CEO, with his power, picks those to serve on the Board of Directors, and then the Board of Directors picks the next CEO when the present one retires. A self-perpetuation club.

     "That is not how it is supposed to be, but that is the way it is. Unless the company literally goes broke, they do not rock the boat. Let us go back to Rodger Smith's stewardship. Under him, G.M. lost some ten percent of their market share.

     "Under him, your dividend went from $3.00 in 1990 to it's present 80 cents, and has not come back. It took General Motors years and years to build the faith it's customers had in G.M. products over the last fifteen years. G.M. has had some bad products, bad paint jobs, transmissions that went bad early, the diesel vehicles, and others. Rather than admit they had erred and taken care of these problems, G.M. tried to wiggle out of these goofs. It probably cost more money to wiggle out of their mistakes than it would have cost to fix them.

     "The real loss, of course, was the loss of confidence in G.M. The loss of millions of customers, and loss of millions of sales of G.M. vehicles. One truly dissatisfied customer can cause the loss of many sales, just as one satisfied customer can help make many sales.

     "Why do we have only the CEO compensation on this proposal? It is his leadership that makes or breaks a company. You can bet anyone below the CEO will be paid accordingly. One man--Rodger Smith caused this debacle. It is human to make mistakes, but do not reward mistakes. Rather than suffer like the rest of us shareholders when they lowered the dividend. he was given raises. When he retired the board gave him two million dollars retirement instead of the one million he was supposed to get.

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
     "This proposal may not be perfect, but it has to be passed. Flaws can be corrected later if there are any. Management will fight this proposal vigorously. It makes them accountable for their performance. Management's philosophy is: Employees should be paid according to their performance--except us."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors' executive compensation policies and practices are thoroughly explained in the Incentive and Compensation Committee's report beginning on page 9. The Committee believes that capping the CEO's, or any executive's, salary on the basis of an arbitrary formula would be contrary to GM's underlying compensation philosophy and, therefore, not in the best interests of stockholders. Since a meaningful portion of the CEO's total compensation is already at-risk, to arbitrarily reduce the fixed, or base salary, portion below a minimally competitive level would compromise the effectiveness and value of GM's pay-for-performance approach and be detrimental to stockholders.

     Under GM's program, all components of an executive's compensation are awarded on the basis of the attainment of specific measurable results which will benefit stockholders in both the short-and long-term. The Corporation's commitment to this philosophy is evidenced by the fact that Corporate annual incentive awards have not been granted since 1989 and the last three Performance Achievement Plan grants have not generated a payout. Maintenance of this pay-for-performance philosophy necessitates that the Committee have the flexibility to link the payout of both annual and long-term incentives to the accomplishment of key strategic goals which are best measured in broader terms than ten-year average earnings per share or average dividends per share. Adoption of the proposed approach to incentives would remove the Committee's flexibility to recognize accomplishments by the CEO which, while critical to ensuring the Corporation creates value for its stockholders over the long-term, may not produce immediate improvement in the ten-year average earnings or dividend levels.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER'S PROPOSAL, ITEM NO. 10. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be borne by the Corporation. General Motors will solicit proxies by mail and the directors, officers and employees of GM may also solicit proxies by telephone, telegram or personal contact. These persons will receive no additional compensation for such services. In addition, General Motors has retained Morrow & Co., Inc. to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

OTHER MATTERS

     The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may come before the meeting in addition to the scheduled items of business, including any stockholder proposal omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission and matters incident to the conduct of the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter which may properly be presented for action at the meeting, but the enclosed proxy confers the same discretionary authority with respect to any such other matter.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY. YOUR PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                                         By order of the Board of Directors,

April 11, 1994                                    SHARLENE A. VICKERY, Secretary

- --------------------------------------------------------------------------------

                              RESULTS OF THE ANNUAL MEETING
                                The results of the voting at the annual
                              meeting will be made available to all
                              stockholders. Any stockholder desiring a transcript of the meeting may obtain it by writing to General Motors Corporation, Room
                              11-243, General Motors Building, Detroit,
                              Michigan 48202.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

1994 ENVIRONMENTAL REPORT              1994 PUBLIC INTEREST REPORT
Any stockholder desiring a                 Any stockholder desiring a copy of
copy of the 1994 General               the 1994 General Motors Public Interest
Motors Environmental Report            Report may obtain it by writing to General
may obtain it by writing to            Motors Corporation, Room 11-243, General
General Motors Corporation,            Motors Building, Detroit, Michigan 48202.
Environmental and Energy Staff         Available after June 1, 1994, this report
Communications, 12th Floor,            provides information on GM's continued
General Motors Building,               progress and determination to stay abreast of
Detroit, Michigan 48202. This          and be a significant factor in the changes
report provides information on         taking place in today's society. Copies of
the environmental aspects of           this report will be available at the annual
GM's products and operations.          meeting of stockholders.
Copies of this report will be
available at the annual
meeting of stockholders.

- --------------------------------------------------------------------------------
LITHO IN U.S.A.

                                                              [GM LOGO]
IMPORTANT!
Stockholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed proxy. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; merely sign, date and return the proxy in the enclosed envelope, postage for which has been provided. THE PROXY COMMITTEE CANNOT VOTE
YOUR SHARES UNLESS YOU SIGN AND RETURN THE
ENCLOSED PROXY.

[RECYCLE LOGO]

Printed on recycled paper to
protect the environment

 GM                      GENERAL MOTORS CORPORATION
- ----                    PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
      L. CALHOUN ALLEN EXPOSITION HALL (EXPO HALL), SHREVEPORT, LOUISIANA
                   FRIDAY, MAY 20, 1994, 8:30 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., William E. Hoglund and G. Richard Wagoner, Jr., and each of them as the Proxy Committee, to vote the COMMON STOCK, CLASS E COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, J. H. Bryan, T. E. Everhart, C.
T. Fisher, III, W. E. Hoglund, J. W. Marriott, Jr., A. D. McLaughlin, P. H. O'Neill, E. T. Pratt, Jr., J. G. Smale, J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1994 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings/incentive plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD.

                                                                  SEE REVERSE
                                                                      SIDE

          PLEASE MARK YOUR
   /X/    VOTE WITH AN X.                                             0109

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ITEMS 1-3 AND 'AGAINST'
ITEMS 4-10

     This proxy/voting instruction card will be voted 'FOR'
Items 1-3 if no choice is specified.

                   FOR     WITHHELD                                   FOR     AGAINST    ABSTAIN
1. Election of     / /        /  /         2. Ratify                  / /       / /       / /
   Directors                                  selection of
                                              Independent
                                              Accountants

For, except vote withheld from the         3. Amend Certificate       / /       / /       / /
following nominee(s):                         of Incorporation to
                                              increase authorized
- -----------------------------------           $1 2/3 Common Stock


                                          If you would like to attend the Annual Meeting  / /
                                          in Shreveport, Louisiana, please state the
                                          number of tickets needed (limited to
                                          immediate family) in this box

THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF
COMMON STOCK, CLASS E COMMON STOCK AND CLASS H COMMON STOCK.


 This proxy/voting instruction card will be voted
 'AGAINST' Items 4-10 if no choice is specified.

                         FOR     AGAINST   ABSTAIN

 4. Stockholder          / /       / /       / /
    proposal on
    political
    contributions

 5. Stockholder          / /       / /       / /
    proposal on
    cumulative voting

 6. Stockholder          / /       / /       / /
    proposal on
    foreign military
    sales

 7. Stockholder          / /       / /       / /
    proposal on
    dealings with
    China and former
    Soviet Union

 8. Stockholder          / /       / /       / /
    proposal on
    GM's operations
    in Mexico

 9. Stockholder          / /       / /       / /
    proposal on
    officer salary
    limits

10. Stockholder          / /       / /       / /
    proposal on
    chief executive
    officer's
    compensation

- -------------------------------------------------------------------
SIGNATURE(S)   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING
INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.      DATE

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

                                      2
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